ONE COMMVAULT WAY
TINTON FALLS, NEW JERSEY
OFFICE LEASE AGREEMENT
between
BELL WORKS TINTON FALLS URBAN RENEWAL LLC, a New Jersey limited liability company,
Landlord
and
COMMVAULT SYSTEMS, INC., a Delaware corporation,
Tenant

EXHIBITS
A    Floor Plan(s) of Premises
B    Work Letter
C    Other Definitions
D    Rules and Regulations
E    Cleaning Specifications
F    Commencement Letter
G    Signage
H    Loading Dock
I    Cable Work Standards
J    Legal Description
K    Rent Payment Instructions
L    Insurance Addendum
M    Tenant’s Reserved Parking

OFFICE LEASE AGREEMENT
DATED AS OF:    April 28 ,2025 (the “Effective Date”)
BETWEEN:    BELL WORKS TINTON FALLS URBAN RENEWAL LLC, a New Jersey limited liability company (collectively, “Landlord”)
AND:    COMMVAULT SYSTEMS, INC., a Delaware limited liability company (“Tenant”)
PREMISES    Portions of the first (1st), third (3rd) and fourth (4th) floors of the building
LOCATION:    located at One Commvault Way, Tinton Falls, New Jersey 07724
Landlord and Tenant hereby covenant and agree as follows:
1.CERTAIN PROVISIONS AND DEFINITIONS. The following provisions and definitions are an integral part of this Lease:
    (a)    “Monthly Rent”: The respective amounts for each Lease Year of the Term set forth in the following table payable by Tenant to Landlord. The Monthly Rent is based on the Premises Square Footage as provided in Section 1(m).

        Monthly Rent:
        {REDACTED}

        Annualized Monthly Rent:
        {REDACTED}

Each “Year” shall mean “Lease Year”.
(b)    “Broker(s)”: None.
(c)    “Building”: The office building located at One Commvault Way, Tinton Falls, New Jersey 07724.
(d)    “Commencement Date”: The Effective Date.
(e)    {REDACTED}
(f)    “Expiration Date”: the last day of Lease Year 10, or such later date as extended pursuant to the terms of this Lease.
(g)    {REDACTED}
(h)    “Land”: The parcel(s) of real estate on which the Building is located. comprising approximately 55 acres and legally described on the attached Exhibit J.
(i)    “Lease Year”: If the Commencement Date is the first day of a calendar month, the period of twelve (12) consecutive months commencing on the Commencement Date; if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month after the Commencement Date; and, in either case, each consecutive twelve (12) month period thereafter which falls in whole or in part during the Term.
(j)    “Minor Alterations”: Tenant Alterations that either (x) cost less than {REDACTED} and (i) are non-structural and do not require building permits to perform; (ii) do not affect the electrical, mechanical, or plumbing systems of the Premises or Building (including, without limitation, HVAC) in each case beyond a de minimis extent; (iii) do not require alterations to or work on areas outside of the Premises; and
(iv) do not affect any structural element of the Building beyond a de minimis extent; or (y) are so called decorative alterations (e.g., painting and carpeting).
(k)    “Operating Expenses” means all of Landlord’s actual and reasonable (including any expenditures that are consistent with Class A office buildings), costs and expenses of insuring, operating, securing, managing, maintaining, repairing, and replacing, the Building and the Land and all components thereof, including Building systems, Building components, Common Areas, drainage facilities, utility lines and connections, roadways, and any other improvements now or hereafter constructed related to and for the benefit of the Building or the Land, subject to the exclusions from Operating Expenses hereinafter provided. Notwithstanding the forgoing, to the extent the Landlord or an affiliate of Landlord constructs additional buildings on the Project, and services are shared among the Building and the other buildings on the Project, Landlord shall include in the Operating Expenses the pro rata (in accordance with the percentage reasonably determined by the Landlord) allocated share of the Project costs to the Building. “Operating Expenses” will expressly not include: (i) costs incurred by Landlord in connection with any Hazardous Materials existing prior the Effective Date or any Hazardous Materials placed in, on, or under the Building or Project by Landlord, any affiliate of Landlord or any other tenant; (ii) depreciation on the Building or Project (subject to allowance for amortization of capital expenditures as expressly set forth herein); (iii) interest, principal, points and fees on any mortgage or other debt instrument encumbering the Building or Project; (iv) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building or Project tenants; (v) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building or Project to be demised to tenants; (vi) advertising expenses relating to vacant space; (vii) real estate brokers’ or other leasing commissions; (viii) costs for which Landlord is reimbursed by insurance or condemnation proceeds; (ix any bad debt loss, rent loss, or reserves for bad debt loss or rent loss; (x) the cost of any service provided to Tenant or other occupants of the Building or Project for which Landlord receives reimbursement (other than through the payment of a proportionate share of Operating Expenses); (xi) the cost of providing or performing improvements, work or repairs to or within any portion of the Building or Project of any other tenants or occupants in the Building or Project or to any other building which is not part of the Project; (xii) costs incurred in connection with disputes with other tenants; (xiii) salaries and related benefits for employees, officers and executives of Landlord or Landlord’s managing agent above the property manager and other similarly situated parties providing services to the Building; (xiv) the costs of alterations to, or expansion of the Building, or construction of other improvements to the Land; (xv) payments to affiliates of Landlord (other than management fees as set forth herein) but only to the extent that they exceed market rate for similar work in the vicinity of the Project; (xvi) management fees in excess of 3.5% of the gross rentals of the Building; (xvii) the cost of repairs or rebuilding necessitated by casualty or condemnation; (xviii) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and the Land; (xix) Landlord’s janitorial services which are not provided to the Premises (even if such services are provided to other occupied spaces) but not such services provided with respect to the Common Area; (xx) costs and expenses incurred by Landlord by reason of Landlord’s negligence, willful misconduct or breach of Landlord’s obligations under this Lease, and costs and expenses in the nature of awards, judgments, penalties, fines or settlements in connection therewith; (xxi) the cost of acquiring or replacing any separate electric meter Landlord may provide to any tenants of the Building measuring electricity in such tenants’ premises; (xxii) interest, fines, penalties or other late payment charges payable by Landlord, except to the extent the same were incurred with respect to a payment, part or all of which, was the responsibility of Tenant hereunder and with respect to which Tenant did not pay in a timely manner; (xxiii) contributions to charitable or political organizations (excluding any dues and fees paid to civic organizations and associations representing Landlord, or of which Landlord is a member); (xxiv) costs incurred with acquiring air rights, development rights, easements or other real property interests; (xxv) expenses (which, but for this exclusion, would have been included within Operating Expenses) incurred by Landlord for other buildings or land other than the Building or the Land, except to the extent of the shared costs allocated to the Building as expressly set forth herein; (xxvi) costs incurred in connection with making any addition to the Building or its plazas to increase the rentable square footage of the Building, or construction of any new buildings on the Land; (xxvii) costs of installing building enhancements for specialty services such as cafeteria, athletic or recreational club, etc.; (xxviii) capital expenditures which are capitalized and amortized (i.e. capital improvements, not general maintenance and repair), except as set forth herein. Any cost of repairs, replacements, improvements or the purchase of machinery and equipment which are commonly classified as capital expenditures, such costs (including financing cost, if any) will be amortized over its useful life (as determined under GAAP) and only the amortized amount in each calendar year for such portion of the amortization period which occurs during the Term will be included in Operating Expenses, which shall include solely those costs incurred for replacements (A) required to replace building components, mechanicals, flooring, etc., which are in the ordinary course, including at end of useful life or in the normal replacement cycle, etc., (B) required by reason of Laws that become effective after the Commencement Date, and (C) installed for the purpose of reducing Operating Expenses in Landlord’s reasonable business judgment.
(l)    “Premises”: {REDACTED}
(m)    “Premises Square Footage”: {REDACTED}
(n)    “Project”: The Land and the Building, together with any other improvements located on the Land and all equipment, fixtures, machinery, systems, apparatus and personal property of Landlord located at or used in connection with the Land or the Building from time to time.
(o)    “Tenant Alterations”: Any alterations, improvements, or additions (including so called decorative alterations (e.g., painting and carpeting)) to the Premises performed or to be performed by or on behalf of Tenant.
(p)    “Tenant’s ASC” means, (i) if the Annual Service Charge (as defined in the Financial Agreement) is an amount equal to a percentage of the actual Annual Gross Revenue (as defined in the Financial Agreement) of the of Project, then an amount (“Tenant’s Stated ASC”) equal to the product of the portion of the Annual Gross Revenue that is payable by Tenant to Landlord for each calendar year during the Term, which the parties agree shall mean (I) the Monthly Rent, Additional Rent set forth in this Lease, and all other expenses ordinarily paid by a landlord includable in Annual Gross Revenue (as required under the Financial Agreement) or, (II) if the Annual Gross Revenue is based on the stated Annual Gross Revenue for the Project (as defined in the Financial Agreement) as set forth on Exhibit F to the Financial Agreement (and not calculated based on the actual Annual Gross Revenue of the Project), an amount equal to such stated Annual Gross Revenue for the Project set forth on Exhibit F multiplied by a percentage equal to Tenant’s payments of Monthly Rent, Additional Rent set forth in this Lease, and all other expenses ordinarily paid by a landlord includable in Annual Gross Revenue (as required under the Financial Agreement) divided by such amounts payable by all of the tenants in the Building (such amount set forth in clauses (I) or (II) above, “Tenant’s Revenue Amount”), multiplied by the applicable percentage rate under the Financial Agreement for the calendar year in question; or (ii) if the Minimum Annual Service Charge (as defined in the Financial Agreement) is greater than the applicable percentage of Annual Gross Revenue, then Tenant’s ASC shall mean an amount equal to the greater of (A) Tenant’s Stated ASC and (B) Tenant’s share of the Minimum Annual Service Charge, calculated as a percentage equal to Tenant’s Revenue Amount divided by the Annual Gross Revenue payable by all tenants in the Building, which Annual Gross Revenue shall be determined in the same manner as Tenant’s Revenue Amount, or (iii) if the provisions of clause (ii) of Section 4.2 of the Financial Agreement shall then be applicable, Tenant’s ASC shall mean an amount equal to the greatest of (x) Tenant’s Stated ASC, (y) the amount set forth in clause (B) herein or (z) Tenant’s share of the amount payable pursuant to clause (c) of Section 4.2(ii) of the Financial Agreement (i.e., 20% of the Ordinary Taxes (as defined in the Financial Agreement) for the calendar year in question), which Tenant’s share shall be calculated as a percentage equal to Tenant’s Revenue Amount divided by Annual Gross Revenue payable by all tenants in the Building. In the event that the Financial Agreement is amended, and the amendment results in a material change in the methodology by which payments are calculated under the Financial Agreement and such changes disproportionately affects Tenant’s payments relative to all of the tenants of the Building or Landlord, the parties agree to work in good faith to amend the methodology of calculating the Tenant’s ASC to align with the intent and spirit of terms set forth above.
(q)    “Tenant’s Share” means 41.91%, which percentage represents the ratio of the rentable square feet of the Premises (i.e., 101,877.5) to the rentable square feet of the Building, as may be adjusted by Landlord from time to time during the Term as a result of any expansion or contraction of the Premises, the Building, or both (but not remeasurement absent such expansion or contraction). As of the Effective Date, the Building consists of approximately 243,086 rentable square feet of office space.
(r)    “Tenant's Work”: The work to be performed by or on behalf of Tenant to ready the Premises for initial occupancy by Tenant (if any), and such further Tenant Alterations, as more particularly described in Section 7(b) hereof and the Work Letter attached hereto as Exhibit B.
(s)    “Term”: The period beginning on the Commencement Date and ending on the Expiration Date.
(t)    “Use”: General office and Data Center use, and all lawful ancillary uses, and for no other purpose. In connection with Tenant’s primary business, Tenant shall be permitted to have regional meetings and training within the Premises.
See Exhibit C for other definitions of terms used herein.
2.GRANT AND ACCEPTANCE OF LEASE. Landlord hereby leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease. Tenant shall also have, during the Term, a non-exclusive license, in common with other tenants, to those portions of the Project for common use of all occupants of the Project, including, but not limited to, sidewalks, parking lots, driveways, landscaped areas, loading areas, service areas, hallways, and all other areas at the Project which may, from time to time, be provided by Landlord for general use (“Common Areas” or “Common Area”).
3.RENT. Monthly Rent and Additional Rent, hereunder (collectively “Rent”) shall be paid in lawful money of the United States to Landlord according to the instructions attached on Exhibit K, or at such place or to such agents as Landlord may from time to time designate to Tenant in writing on no less than thirty (30) days’ notice (provided that Tenant may make payments by electronic transfer in lawful money of the United States and in accordance with Landlord’s instructions, which will be provided to Tenant upon request), without any demand with respect to Monthly Rent and such Additional Rent payable monthly in regular installments and, except as otherwise expressly provided in this Lease, without any reduction, abatement, counterclaim, deduction or set-off whatsoever, at the times and in the manner hereinafter provided. Unpaid Rent which is not received within five (5) business days after the due date shall bear interest at the Default Rate (as defined in Section 28(h)) from the date due until paid. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease. Except as otherwise expressly provided in this Lease, Tenant’s obligation to pay Rent hereunder shall be a separate and independent covenant, absolute, and unaffected for any reason whatsoever, including by any damage to or destruction of the Premises or any part thereof, any taking of the Premises or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof, the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, any action of any government authority, or any other cause whether similar to or dissimilar from the foregoing and whether or not Tenant shall have notice or knowledge thereof and whether or not such cause shall now be foreseeable. The parties intend that the obligations of Landlord and Tenant under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have been modified or terminated pursuant to an express provision of this Lease.
4.MONTHLY RENT.

(a)    Monthly Rent. Tenant shall pay Monthly Rent to Landlord in equal monthly installments (herein called “Monthly Rent”) as set forth in Section 1(a) above, in advance on the Commencement Date and on or before the first day of each calendar month during the Term. If the Term shall begin on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, then the Monthly Rent for any partial calendar month within the Term shall be prorated on a per diem basis.
(b)    Additional Rent. “Additional Rent” means all charges, fees, costs and expenses payable by Tenant to Landlord in connection with this Lease other than Monthly Rent. In addition to the amounts due to Landlord set forth in this Lease, as Additional Rent, Tenant shall pay the following:
(i)    Tenant’s Share of Operating Expenses. Tenant will pay Landlord an amount equal to Tenant’s Share of the Operating Expenses for each calendar year, adjusted proportionately for periods less than a full calendar year. Tenant will pay one twelfth of such fee together with each monthly installment of Monthly Rent and will pay any adjusted amounts as may be necessary within thirty (30) days following Landlord’s written demand therefor. The amount payable in a calendar year shall be determined based on Landlord’s reasonable estimated budget for the year. On or before March 31st of each year, Landlord shall furnish to Tenant a reasonably detailed statement of actual Operating Expenses (the “Expense Statement”) for the previous calendar year, including Landlord’s reconciliation of Operating Expenses for that previous calendar year and whether the actual Operating Expenses for the previous calendar year do or do not exceed the estimated Operating Expenses for the previous calendar year. If following the reconciliation, Landlord determines that Tenant has paid more than Tenant’s Share of the actual Operating Expenses for such previous calendar year, Tenant shall be credited with such overage against the next month’s payment of Tenant’s Share of Operating Expenses, and if Tenant has paid less than Tenant’s Share of the actual Operating Expenses, Tenant shall pay such shortfall within thirty (30) days after receipt of the Expense Statement. Any overpayment outstanding at or following the end of the Term shall be paid to Tenant within thirty (30) days after the Expiration Date, or as soon thereafter as Landlord determines the overpayment, if any.
(ii)    Real Estate Taxes. Together with the monthly payment of Operating Expenses Tenant shall pay Landlord monthly 1/12th of Tenant’s Share of the annual Land Taxes (as defined in the Financial Agreement) assessed against the Project. In addition, Tenant will pay Landlord an amount equal to (x) Tenant’s ASC for each calendar year, which shall, for purposes of determining Tenant’s Revenue Amount, be determined based on the actual Monthly Rent and Landlord’s estimated Operating Expenses for such year and any other sums payable by tenant such as insurance, operating and maintenance expenses ordinarily paid by Landlord and includable in Annual Gross Revenue, all in accordance and pursuant to the Financial Agreement and applicable laws, rules, and regulations, plus or minus any such adjustments and reconciliation payment pursuant to Section 4(b)(i) of this Lease, minus (y) Tenant’s Share of Land Taxes paid in the prior calendar year. Landlord will bill Tenant on a calendar quarter schedule, i.e., January, April, July, and October, for Tenant’s ASC for each calendar year. Tenant will pay such amount no later than ten (10) days prior to the date such quarterly payment is due (i.e. February 1st, May 1st, August 1st, and November 1st of each year). If the Financial Agreement is not in effect at any time following the Commencement Date, then Tenant will pay to Landlord, as Additional Rent, Tenant’s Share of Real Estate Taxes (as hereinafter defined) issued with respect to the Building and Land which shall be included in Operating Expenses and paid in monthly installments in accordance with Section 4(b)(i) of this Lease. Landlord agrees that certain real estate taxes paid to the county with respect to the Land are included in the Tenant’s ASC and so long as the Financial Agreement is in effect shall not include such amounts in the Operating Expenses. For purposes of this Lease, “Real Estate Taxes” shall mean all municipal, county, and school taxes, and any and all other real estate taxes, assessments and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen of any kind and nature whatsoever, which are assessed, levied, confirmed, imposed or become due and payable out of or for, or become a lien upon, the Land and/or Building, or any part thereof, during the term of this Lease, and also interest on installment payments and all costs and fees (including reasonable attorneys' fees) incurred by Landlord in contesting tax assessments and/or negotiating with the public authorities as to the same, and including any tax or excise on, or measured in whole or in part by, rents or gross receipts or other tax, however characterized, levied or assessed by said State or political subdivision against the Landlord or the rents or additional rent, in addition to or as a substitute in whole or in part for taxes assessed or imposed by said state or political subdivision on land and/or buildings, but in no event shall Real Estate Taxes include any general income, corporate franchise, estate, inheritance, succession, capital stock or transfer tax levied on Landlord, any payment of any deferred or exempt Real Estate Taxes (except as would have been due or payable during the Term), and any fines, penalties and other similar governmental charges applicable to the foregoing, together with any interest or costs with respect to the foregoing, incurred by reason of Landlord's failure to timely make any payments as herein provided on account thereof. Notwithstanding anything to the contrary herein, in the event that Landlord is assessed any Real Estate Taxes, or other amounts related to the Charles Wood Fire Station (as defined in the First Amendment to the Financial Agreement), Tenant shall pay 100% of all such amounts assessed or charged to Landlord.
(iii)    Tenant Audit Rights. So long as no Event of Default has occurred and is continuing, for one hundred twenty (120) days following Landlord’s delivery of the Expense Statement, Tenant will have the right, during normal business hours and upon no less than five (5) days prior notice to Landlord (an “Audit Notice”), to examine Landlord’s books and records (the “Records”) for the purpose of confirming the accuracy of the Expense Statement. Tenant will be deemed to have accepted the amounts set forth in the Expense Statement unless (i) Tenant commences the audit of the Records within fourteen (14) days after Tenant’s delivery of the Audit Notice to Landlord and completes such audit within thirty (30) days of commencement of the audit; and (ii) Tenant delivers a notice to Landlord detailing any errors discovered during any audit specifying in detail any errors in the Expense Statement within forty five (45) days after Tenant has completed its audit. If such examination discloses an overpayment by Tenant of its payment of Tenant’s Share of Operating Expenses, Landlord shall pay to Tenant the amount of Tenant's overpayment within thirty (30) days, or at Landlord’s option, apply such overpayment towards Rent next due, and if the examination reveals an underpayment by Tenant such underpayment shall be paid with the next due payment of Rent (but no sooner than thirty (30) days thereafter). The Tenant audit will be limited strictly to those items in the Operating Expenses statement that are the subject of the Tenant Audit and Tenant will not be entitled to inspect any of the Landlord’s Records that apply to any prior year statement or other year other than that covered by most recent Expense Statement. In connection with any examination by Tenant of the Records, Tenant agrees to treat and to instruct its employees, accountants and agents to treat all information not otherwise in the public domain as confidential in accordance with the provisions of Section 28(x). The Tenant audit will be conducted only by Tenant or its representative, and Tenant shall not engage the services of any legal counsel, accountant, or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing the Records.
In the event that Operating Expenses shown on the Expense Statement are greater than one hundred four (104%) percent of the actual Operating Expenses as determined by Tenant’s audit, Landlord shall promptly reimburse Tenant for Tenant’s Audit Costs (hereinafter defined), to a maximum reimbursement of {REDACTED}. The term "Audit Costs" means the reasonable costs incurred by Tenant in connection with the audit.

5.INTENTIONALLY OMITTED.
6.USE OF PREMISES.
(a)    Use. Tenant shall use and occupy the Premises as set forth in Section 1(t) hereof only and for no other use or purpose. Tenant shall comply with all rules and regulations set forth on Exhibit D and all other rules and regulations made and adopted by Landlord from time to time in accordance with the provisions of this Lease for the Building relating to Tenant's use of the Premises and the Building.
(b)    Compliance with Requirements. Tenant shall comply with all applicable Laws (hereinafter defined) now or hereafter in force, and with all applicable insurance underwriters’ regulations and other requirements, respecting all matters of Tenant’s occupancy, condition or maintenance of the Premises, and whether imposed on the owner or occupant of the Premises; provided, however, that, subject to the provisions of Section 9(f) below, Tenant shall not be obligated under this Lease to make any alterations to structural elements of the Building or Building mechanical, electrical and plumbing systems (except such systems for which Tenant is solely responsible under this Lease for the maintenance and upkeep (e.g., including the Cooled Water System (as defined below) and the generators, etc.)) required by any Laws to the extent similar alterations will be required to be made to the Building as a whole (i.e., as distinguished from alterations made necessary by Tenant's particular use of the Premises and not merely as a result of Tenant's use of the Premises for the use set forth in Section 1(t) hereof, or required to be made to, or made necessary by, any work performed by or on behalf of Tenant, including, without limitation, the Tenant's Work or any subsequent Tenant Alterations done in the Premises by or on behalf of Tenant). “Laws” means all statutes, laws, ordinances, codes, rules and regulations, orders and directions of public officials or other acts having the force or effect of law, of all federal, state, county, municipal and other agencies, authorities or bodies having jurisdiction over the Premises, Building and/or Project, including, without limitation, all environmental laws. Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which directly or indirectly is prohibited by any of the foregoing or which may be dangerous to persons or property, or which may invalidate or increase the rate of insurance on the Building (provided existing use as of the Commencement Date shall not be deemed to increase the rate of insurance), its appurtenances, contents or operations, or which would tend to create or continue a nuisance or which is contrary to or prohibited by the terms and conditions of this Lease.
(c)    Loading Dock. Tenant shall be permitted exclusive use among tenants of the Building of the north loading dock identified on Exhibit H, 24 hours per day, seven days per week; provided Landlord shall have access as required by Landlord upon prior notice to Tenant (provided that no such notice shall be required during an emergency). Tenant shall not be responsible for damage caused to the north loading dock in connection with access by Landlord or anyone acting by or on behalf of Landlord. Subject to the provisions of the preceding sentence, Tenant shall be responsible for the repairs and maintenance of the north loading dock. Tenant shall not have any exclusive rights to the main loading dock.
7.DELIVERY OF POSSESSION; TENANT IMPROVEMENTS.
(a)    Delivery of Possession. Landlord shall tender possession of the Premises to Tenant on Commencement Date. For all purposes of this Lease, Tenant shall take possession of and accept the Premises in an “As Is” condition, without any warranty as to the condition thereof. No agreement or promise of Landlord, or its agents or employees to alter, remodel, decorate, clean, or improve the Premises or Project (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or Project has been made to or relied upon by Tenant, except as expressly set forth in this Lease. Tenant shall be deemed to have accepted possession of the Premises in its “as is” condition as of the Commencement Date (provided that the foregoing shall not limit Landlord’s maintenance and repair obligations as described in Section 9(c) below).
    (b)    Tenant's Work. Prior to the Commencement Date, Tenant, at its sole cost and expense, performed such work as was necessary or desired by Tenant to improve the Premises for occupancy. To the extent there are any defects in Tenant’s Work to prepare the premises or separate the Premises from the rest of the Building, the repairs required to remedy such defects shall be completed by Tenant at its sole cost and expense. Upon expiration or termination of this Lease, Tenant shall not be required to remove any Tenant’s Work or restore any part of the Building or the Project with respect to any alterations or improvements in place as of the Commencement Date and such work related to the partition of the Premises from the balance of the Building.
8.SERVICES.
    (a)    General Description of Services. So long as this Lease is in full force and effect, Landlord shall furnish the following services:
(i)    Air conditioning and heat when necessary to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Building under normal business operations, Monday through Friday from 7:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M., Holidays excepted. Levels of heating and air conditioning (“HVAC”) are subject to adjustments pursuant to compliance by Landlord with Laws and guidelines relating to energy use.
(ii)    Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord within the core of the Building, and warm or tepid water in common with other tenants for lavatory purposes from the same regular Building supply and fixtures.
(iii)    Landlord shall provide janitor and cleaning services in and about the Common Areas of the Building as set forth in the cleaning specifications attached hereto as Exhibit E, which shall be subject to reasonable change from time to time by the Landlord, and Landlord shall supply public restroom supplies, Common Area lamp replacement, window washing with reasonable frequency. Tenant shall provide its own janitorial services for the Premises, at Tenant’s sole cost and expense, and the cost of any janitorial or cleaning services allocated or expended for leasable or occupied spaces (as opposed to Common Areas), shall not be included in the Operating Expenses.
(iv)    Reasonable security for the Building, provided, Landlord makes no representation or warranty that the access system or any future system employed at the Building or Project to monitor access to the Building or Project will prevent unauthorized access to the Project, Building or the Premises or prevent theft, vandalism or other intentional malicious acts. To the maximum extent under Laws, Tenant hereby releases Landlord from any damages or liability relating to the Building or Project security. Landlord’s security requirements do not extend to Tenant’s internal security measures which shall be Tenant’s responsibility. Tenant will be responsible for the security and safety of all Tenant’s employees, invitees, officers, directors, contractors, subcontractors and agents within the Premises. Tenant acknowledges that the first floor of the Building will be open to the public and Landlord’s access restrictions to the public will be limited solely to the second floor.
(v)    In addition to Landlord’s obligations contained in Section 9(c) below, Landlord will operate, maintain, repair, replace, improve, and supply utilities and keep clean the Land and

Building and all Common Areas, consistent with Class A office buildings in the suburban submarket of New Jersey where the Building is located.
(b)    Electricity. Tenant has prior to the Commencement Date separately metered the Data Center for electricity, and Tenant shall make all necessary arrangements with the utility company for paying for electric current furnished by it to Tenant, and Tenant shall pay directly to the applicable utility provider for all charges for electric current consumed within the Data Center during the Term. Tenant’s consumption of electricity to portions of the Premises excluding the Data Center (the “Office Portion(s)”) shall be measured by one or more submeters (collectively, the “Submeter”) installed by Tenant and existing as of the Commencement Date. Tenant shall pay for electricity as shown on said Submeter at Landlord’s actual cost (with no mark-up or profit) no later than ten (10) days prior to the date payment is due to the utility for such electricity, provided Landlord has timely provided Tenant the invoice for the Submeter, and Tenant shall be responsible for any late fees or charges resulting from Tenant’s late payment of such amount. Landlord shall not be permitted to perform any work, services, or alterations to the electric system in, on, or about the Premises which is reasonably likely to have a direct impact on the electric service of the Premises without providing Tenant prior written notice. Tenant, at its sole cost and expense, shall have the right during the Term to continue to utilize its electric power monitoring system (EPMS) to ensure the electric provided to the Premises is sufficient for Tenant’s purposes. Except as provided in Section 43, Tenant shall make no alterations or additions to the electric equipment or systems in the Premises or the Building without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant also agrees that to the extent they will be visible from the exterior or common areas of the Building, all lamps, bulbs, ballasts and starters used in the Premises during the Term shall be of color, temperature, and brightness as directed by Landlord. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.
(c)    Tenant shall be solely responsible for maintaining the generators on the Project servicing the Premises, at Tenant’s sole cost and expense, except as set forth in the last sentence of this clause (c), including having the generators maintained on their recommended maintenance schedule and providing Landlord any reports prepared by the Tenant or its servicer in connection with the maintenance. In the event that any part of the Building loses power and the Landlord requires access to the generators on a temporary basis in order to provide power to the balance of the Building, or if Landlord requires additional power for use by other tenants or occupants of the Building (“Additional LL Requested Power”), then Tenant and Landlord shall work together in good faith and on a cooperative basis to accommodate Landlord’s temporary power needs and/or Additional LL Requested Power, as applicable. The parties hereby agree that in the event that the Building shall lose power and the generators are needed, the power allocation from the generators shall be applied based on the following priority: i) first to support any and all Building life safety systems, ii) second, to ensure the Data Center is operational, and iii) to the remaining portions of the Building. Tenant shall indemnify, defend, protect and hold harmless Landlord Parties against any and all loss, claim, expense, liability and cost (including reasonable attorneys' fees) arising out of or in any way related to the failure of the generators to provide power to support the Building life safety systems resulting from Tenant’s failure to (x) adhere to a regular maintenance schedule and take prudent measures to maintain the generators in good order and working condition or (y) allocate such power to the life safety systems as a priority over any other part of the Building including the Data Center. If Tenant provides Landlord with Additional LL Requested Power, then from and after the date on which Tenant provides such Additional LL Requested Power, Landlord shall pay to Tenant, within ten (10) days following written demand therefor, (I) a proportionate share of Tenant’s maintenance and repair costs based on the amount of power from the generator reserved or utilized by Landlord, (II) all costs incurred by Tenant to establish new connections to connect Landlord and any tenants or occupants or users of the Additional LL Requested Power to the generator, and (III) for proportionate share of the cost of fuel consumed by the generators to power the Additional LL Requested Power.

(d)    Telecommunications.
(i)    Telecommunication Services. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building or any other portion of the Project, for the installation and operation of telecommunications systems, including voice, video, data, Internet, Wi-Fi, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed but subject to the terms of this Lease and prior execution and delivery of an access agreement on Landlord’s standard form, subject to reasonable modification by Tenant. Landlord may reasonably restrict and control access to telephone cabinets and rooms and Building systems and risers. Tenant may not use or access the Building Structure, Building systems, Common Area or roof of the Building for any of Tenant’s improvements for Telecommunication Services without Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Landlord reserves the right to reasonably restrict and control access to telecommunication cabinets which serve premises within the Building other than the Premises. All providers of Telecommunications Services shall be required to comply with the rules and regulations provided for in this Lease, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Parties in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(ii)    Cable Installation. Tenant may install, maintain, replace and remove (collectively, the “Cable Work”) and use any communications or computer wires, cables, fibers, connections and related telecommunications equipment and/or other facilities for telecommunications (collectively, “Cable(s)”) within or serving the Premises, provided: (1) Tenant shall obtain Landlord’s prior approval to any installation thereof (it being agreed that no approval shall be required in connection with any ordinary maintenance and use of the same), which approval shall not be unreasonably withheld, delayed or conditioned in accordance with the provisions of Section 14 of this Lease, shall use an experienced, licensed and qualified contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and shall comply with provisions of this Lease and shall not interfere with the use of any then-existing Cables within or serving the Building; (2) an acceptable number of spare Cables and space for additional Cables shall be maintained for existing and future occupants of the Building; (3) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Cables therefor (including riser Cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; (4) all Cable Work shall be performed pursuant to the standards reasonably designated by Landlord and attached as Exhibit I following Lease execution. Tenant will be responsible for and will pay all costs incurred in connection with the installation of Tenant’s Cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees charged by third parties and related to the installation of such wires and cables in the Premises and the commencement of service therein, and for the maintenance thereafter of such Cable Work and such wire and cables. If Tenant fails to maintain all Cables and related wiring and infrastructure in the Premises or Building and such failure adversely affects or interferes with the operation or maintenance of any other telecommunication cables or related wiring in the Building, with the exception of Tenant’s Data Center, Landlord shall deliver written notice to Tenant and if Tenant fails to commence the applicable maintenance within five (5) business days following Landlord’s delivery of such notice, Landlord or any vendor hired by Landlord may enter into and upon the Premises with prior written notice to Tenant (except in an emergency when no notice will be required) and perform such repairs, restorations or alterations that Tenant failed to perform (and Landlord may recover from Tenant all of Landlord’s reasonable out-of-pocket costs in connection therewith.) Landlord may (but shall not have the obligation to): (i) install new Cables at the Building, (ii) create additional space for Cables at the Building (other than within the Data Center), and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of the allocation and periodic re allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Cables now or hereafter installed at the Building by Landlord, Tenant or any other person. Notwithstanding anything to the contrary contained herein, Landlord’s approval shall not be required for any Cabling Work in connection with the Data Center, so long as it only impacts the Data Center and does not affect beyond a de minimis extent any other part of the Building, nor for any contractor utilized by Tenant for the same. Tenant shall give Landlord prior notice of any Cable Work with respect to the Data Center (except in an emergency).
(iii)    Cable Removal. Tenant shall have no obligation to remove any cables, or low-voltage wiring upon expiration of the Lease, including, without limitation, any cables or other wiring serving the Data Center which were installed prior to the Commencement Date or if installed after the Commencement Date, were installed without Landlord’s approval.
(e)    Extra or Additional Services. Tenant may request Landlord (and/or Landlord's property manager) to provide services which are extra or additional services to those described in Section 8(a), by delivery to Landlord of an advance written request therefor. If Landlord or its property manager, at either such party's discretion, shall agree to so provide any such services which are extra or in addition to those services described in Section 8(a), Tenant shall pay for any such extra or additional services so provided by Landlord or its property manager at Landlord's or its property manager's then-current established rates therefor from time to time, or if there are no established rates, at the rate of one hundred five percent (105%) of the cost of providing such service, or as otherwise agreed by Landlord (and/or Landlord's property manager, if applicable) and Tenant. All charges for any such extra or additional services so provided by Landlord or its property manager shall be due and payable within thirty (30) days after Tenant receives Landlord's (or Landlord's property manager's) bill therefor, or in installments as may be designated by Landlord (and/or Landlord's property manager, if applicable) to Tenant in writing. If Tenant fails to pay when due Landlord's (or Landlord's property manager's) proper charges for any such extra or additional services, Landlord (and/or Landlord's property manager, if applicable) shall have the right, in addition to all other rights and remedies available to such party, to discontinue furnishing any such extra or additional services for which Tenant has failed to pay. If Landlord (and/or Landlord's property manager, if applicable) discontinues any such extra or additional services as provided in this Section 8(d), no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord or Landlord's property manager liable for damages or relieve Tenant from performance of Tenant's obligations under this Lease.
(f)    Holidays. For purposes of this Section 8, “Holidays” means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, Martin Luther King, Jr. Day and any other day recognized as a holiday designated by the federal government from time to time when most non-military federal government employees are not required to work.
(g)    Interruption of Services. Except for a Material Operational Impact set forth in Section 42 and the access restrictions set forth in Section 43, Tenant agrees that neither Landlord, nor any of Landlord's constituent members, shareholders, officers, or directors, nor any of their respective agents, partners or employees (including, without limitation, Landlord's property manager), shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure, delay, interruption or diminution in furnishing any service, or in the event there is any other interruption or interference with the Tenant's ability to conduct business in the Premises on account of Landlord entry to the Premises to perform any work as permitted hereunder, including but not limited to, such work pursuant to Sections 8(g), 9(c), and 13 below. No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises, in whole or in part, actual or constructive, nor entitle Tenant to any claim for set-off, abatement or reduction of Rent, nor render Landlord or Landlord's property manager liable for damages, nor relieve Tenant from the performance of or affect any of Tenant's obligations under this Lease, except as otherwise provided in Section 42. However, Landlord shall use commercially reasonable efforts to minimize any such failure, delay, interruption or diminution.
(h)    Tenant's Cooperation. Tenant agrees to cooperate reasonably with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises or the Project. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations; provided, however, that, Landlord shall give Tenant at least two (2) business days’ prior written notice of entry to the Premises for such purpose, and at all times during any such entry Landlord will use reasonable efforts to minimize unreasonable interference with the conduct of Tenant's business. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord's mechanical installations in the Premises or the Project. Tenant shall have the right to have a representative present during any entry into the Premises.
(i)    Supplemental Heating or Cooling. Whenever, in Landlord's reasonable judgment, Tenant's use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise adversely affects the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building (it being agreed that Tenant’s ordinary use of the Premises for office use and the Data Center as contemplated under this Lease and at its current levels of use as of the Commencement Date (excluding any material elevation in current use) shall be deemed not to violate the foregoing), then, after Landlord has first provided Tenant with three (3) days’ written notice to cure such condition (provided that no such notice or cure period shall be required in the case of an emergency), if Tenant shall have failed to cure during such period, Landlord and/or Landlord's property manager may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, plus five percent (5%) of such cost as an overhead and supervision fee, shall be paid by Tenant to Landlord or Landlord's property manager (as the case may be) within thirty (30) days after such party's demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or conditioning units at Tenant's sole expense. Additionally, Tenant shall have the right to install supplementary heating and/or cooling units, subject to Landlord’s approval of Tenant’s plans for the supplementary units. The expense resulting from the installation, operation and maintenance of any such supplementary heating or air handling or conditioning units, including utility charges, charges for condenser water, repair costs, labor costs and rent for space occupied by any supplementary heating or air handling or conditioning units installed by or on behalf of Tenant.
(j)    Access. {REDACTED}

(k)    Cooled Water System. As of the Commencement Date, the parties acknowledge that the existing chillers and cooled water system (the “Cooled Water System”) for the Building solely service the Data Center, IDF closet and kitchen walk-ins. As of the Commencement Date, Tenant utilizes approximately 45% of the Cooled Water System capacity, and desires to retain redundancy of an additional 45%, with a total reservation of approximately 90% of the Cooled Water System being allocated to Tenant. Tenant shall be solely responsible for maintaining, at its sole cost and expense, the Cooled Water System and Landlord shall grant Tenant reasonable access to all areas of the Building necessary in connection with such maintenance, for which Tenant agrees to maintain the Cooled Water System at all times in good working order. In the event that Landlord elects to make the unreserved remaining 10% of the Cooled Water System available to any other Building tenants or other party of the Building, Tenant shall, upon written notice from Landlord, cooperate with Landlord to make such modifications and additions to the system to make the remaining 10% available the Building. In the alternative, if Tenant shall notify Landlord that it desires to reserve the remaining 10% of the Cooled Water System for its own use, Landlord agrees that it shall not cause the Cooled Water System to be modified to allocate the remaining availability, and instead shall install a supplemental system to provide cooled water to other parts of the Building (and submeters to measure usage by other areas of the Building other than the Premises) (collectively, the “Supplemental System”) at Tenant’s sole cost and expense in accordance with the provisions of this clause (k), which shall be reimbursed to Landlord within thirty (30) days delivery of an invoice for the equipment obtained and work performed. Prior to installing such Supplemental System, Landlord shall obtain an estimate for the cost thereof from a reputable contractor licensed to perform such work (“Landlord’s Estimate”) and deliver a copy of Landlord’s Estimate to Tenant. If Tenant agrees with the cost set forth in Landlord’s Estimate, then Landlord shall proceed with the installation of the Supplemental System in accordance with Landlord’s Estimate. If Tenant does not agree in good faith with Landlord’s Estimate, Tenant shall have the right to obtain its own estimate from a reputable contractor licensed to perform such work (“Tenant’s Estimate”). If Tenant’s Estimate is lower than Landlord’s Estimate, Landlord shall utilize Tenant’s contractor to perform such work in accordance with Tenant’s Estimate. Tenant shall reimburse Landlord for Landlord’s actual, out-of-pocket cost incurred for the installation of such Supplemental System solely as set forth on either Landlord’s Estimate or Tenant’s Estimate (in accordance with the preceding provisions of this clause (k)) within thirty (30) days after completion of the work and delivery of an invoice to Tenant for the equipment obtained and work performed. Landlord shall maintain and repair and replace, if needed, at its own cost and expense the Supplemental System, and Tenant shall have no responsibility or liability in connection therewith.
(l)    Water and Sewer Billing; Sewer Credit. Tenant has installed a submeter to measure the amount of water that is used by the Cooled Water System. Tenant shall provide monthly reports of such usage to Landlord within ten (10) days following the end of each billing cycle for the water and sewer at the Building. Tenant shall be responsible for the payment of the percentage of the water and sewer bill utilized by the Cooled Water System for the Data Center, which shall be calculated as a percentage of the entire Building water usage based on Tenant’s reporting of the water usage for the Cooled Water System divided by the total water used by the Building (“Cooled Water Usage”). In addition, Tenant shall be responsible (without duplication, and in lieu of, of any costs included in Operating Expenses for water and sewer) for a portion of the remainder of the water and sewer bill based on a modified pro rata share, which shall be a percentage of the remaining water and sewer bill calculated based on Tenant’s rentable square footage (excluding the Data Center) divided by the entire Building rentable square footage (excluding the data center) (i.e., 36.65%)(“Modified Pro Rata Share”). Tenant shall pay to Landlord the amounts due hereunder for the water and sewer bills no later than ten (10) days prior to such date the payment is due to the utility, provided that Landlord timely delivers invoices therefor to Tenant. In connection with the operation of the Cooled Water System, the Building is eligible for a credit to the sewer bill based on the evaporation of water used by the Cooled Water System that is not ultimately run back into the sewer system.

Landlord and Tenant shall cooperate to continue to file such reports to receive the sewer credit from the utility. Any sewer credit received directly related to the Cooled Water Usage by the Cooled Water System shall be applied to the amounts payable or paid by Tenant for its portion of the sewer bill directly related to the Cooled Water Usage. To the extent that Landlord shall apply for and receive any additional sewer credits for the remainder of the Building HVAC system, such amounts shall be applied based on Tenant’s Modified Pro Rata Share to reduce the sewer bills payable by Tenant with respect to the remainder of the Building. In the event that the Cooled Water System is made available to other tenants in the Building (excluding current use for IDF closet and kitchen walk-in), Tenant’s payment of the water and sewer bill (including allocations of the sewer credit) amounts allocated to the Cooled Water Usage shall be pro rata reduced by the percentage of the Cooled Water Usage used by such other tenants.
9.CONDITION AND CARE OF PREMISES.
(a)    Condition of Premises. Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition. Tenant acknowledges that, except as expressly set forth herein, the Premises shall be accepted by Tenant in its “as is” condition, and that no promise by or on behalf of Landlord, any of Landlord's constituent members, the leasing agent of the Project or any of their respective agents, partners or employees, to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Project by or on behalf of Landlord, its constituent members, or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this Lease.
(b)    Tenant's Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Tenant, at its expense, shall (i) keep the Premises (including all Tenant Alterations) in good order, repair and first class condition at all times during the Term, other than any portions of the Premises that are Landlord’s responsibility pursuant to the provisions of Section 9(c) of this Lease, and (ii) promptly and adequately repair all damage to the Premises, including damage to interior windows and to any portion of the Building air conditioning, heating, electrical and plumbing systems, including any bathrooms, which run through and exclusively serve the Premises or which are caused by Tenant or its contractors, agents, employees or invitees. Tenant shall give prompt notice to Landlord of any material repair, maintenance or replacement items required under this Section 9(b). All work with respect to any such maintenance, repair or replacement shall be performed within a reasonable period after the need for such action arises and shall be subject to the provisions of Section 14 hereof and with materials of similar or better quality to the original materials. If Tenant has not made such repairs within thirty (30) days of written notice by Landlord or such longer period of time as is reasonably necessary in the event thirty (30) days is not sufficient time to make the repairs, provided Tenant has commenced the repair work and is diligently pursuing the repairs (or immediately in the event of an emergency), Landlord (or Landlord's property manager) may, in its sole discretion, elect to effect such repairs, and, in such case, Tenant shall pay Landlord (or Landlord's property manager) the cost thereof plus a coordination and management fee equal to ten percent (10%) of such cost, within thirty (30) days following such party's written demand therefor. Notwithstanding the foregoing provision, in connection with the Data Center, unless failure to timely perform the repair work will result in damage to the structural elements of the Data Center or the Building systems therein or have any adverse effect on portions of the Building outside the Data Center, Landlord may not enter the Data Center to perform any repair work unless authorized by Tenant, in writing.
(c)    Landlord's Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Landlord shall (i) keep the foundations, roofs, exterior walls, and the structural elements of the Building, and the common and public areas in the Building, exclusive of the Premises and other tenant spaces occupied by or under the control of tenants, in good order, repair and condition at all times during the Term, and (ii) keep in good order, condition and repair all outside windows of the Premises and the elevator, electrical, mechanical, plumbing, heating, ventilating and air conditioning systems servicing the Premises (other than as set forth in Section 9(b) above). Notwithstanding the foregoing, (A) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located exclusively within the Premises and are supplemental or special to the Building's standard systems; and (B) subject to Section 16(a) hereof, the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant within thirty (30) days following Landlord's written demand therefor. Upon at least two (2) business days’ prior written notice to Tenant (except in the case of an emergency, where no such notice shall be required but Landlord shall notify Tenant as soon as reasonably practicable after such entry), and so long as Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant's business, Landlord may, but shall not be required to, enter the Premises (other than the Data Center except as set forth herein) at all reasonable times to make repairs, alterations, improvements and additions to the Building or to any equipment located in the Building (other than any equipment owned by Tenant) as Landlord shall desire or deem necessary or as Landlord may be required to make by governmental authority or court order or decree; provided, that (i) to the extent that any existing pipes, conduits or ducts are concealed or enclosed, any pipes, conduits or ducts installed in or through the Premises shall be concealed behind interior walls, floors or ceilings, or shall be enclosed and “boxed in” adjacent to interior walls, floors or ceilings, it being agreed that any exposed pipes, conduits or ducts shall be permitted only if consistent with the then design and aesthetic of the Premises, (ii) when completed, the installation of such pipes, ducts or conduits shall not reduce the useable areas of the Premises more than a de minimis amount, (iii) Landlord shall repair all damage to the Premises caused by such work (notwithstanding anything that may be implied or expressly provided to the contrary in this Lease, including, without limitation Section 9(b)), (iv) Landlord shall perform any such repairs, alterations, improvements and additions that Landlord is required to perform pursuant to this Lease, and (v) Landlord shall not materially (I) impair Tenant’s access to the Premises from the public portions of the Building, or (II) reduce the Building services being provided to Tenant, in each case for more than the interim period required by Landlord’s repairs. Tenant shall have the right to have a representative of Tenant present in the Premises during any such entry.
(d)    No Rights to Light, Air or View. This Lease does not grant any rights to light, air or view over or about the real property of Landlord or any other real property. Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Premises, the land, improvements and air and other rights below the improved floor level of the Premises, the improvements and air and other rights above the improved ceiling of the Premises, the improvements and air and other rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.
(e)    Hazardous Substances. Subject to Section 6(b) of this Lease, Tenant shall comply, at its sole expense, with all Laws relating to the protection of public health, safety and welfare and with all environmental Laws in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, and no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination) by Tenant. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB's, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental Laws or that would pose a health, safety or environmental hazard, but shall not include cleaning supplies and items used in the ordinary conduct of Tenant’s business in compliance with Law. In the event that Tenant is notified of any investigation or violation of any environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of environmental Law by Tenant for which Tenant is responsible under this Lease exists, Landlord may conduct such tests and studies relating to compliance by Tenant with environmental Laws or the alleged presence of Hazardous Substances upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have, assumed any responsibility to Tenant or any other party for compliance with environmental Laws, as a result of the exercise or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord and all of Landlord’s constituent members, and its and their respective officers, directors, members, shareholders, partners, agents, employees, successors and assigns (collectively, the “Landlord Parties”), from and against any and all loss, claim, expense, liability and cost (including reasonable attorneys' fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Premises during the Term by Tenant or any of Tenant’s contractors, agents, employees, or invitees. The foregoing indemnification does not extend to any negligent or willful acts or omissions of Landlord, Landlord Parties, or any co-tenant or other occupant of the Building or Project.
(f)    Americans with Disabilities Act. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.), and other similar regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal. The parties hereby agree that: (i) Landlord shall be responsible for ADA Title III compliance in the Common Areas of the Building (unless any alterations or improvements to the Common Areas are required as a result of Tenant’s specific use of the Premises (as opposed to the mere use for the Use) or any alterations or improvements made by Tenant, in which case any required alterations or improvements to the Common Areas shall be made at Tenant’s sole cost and expense), and (ii) Tenant shall be responsible for ADA Title III compliance in the Premises pertaining to Tenant’s particular use (as oppose to the mere use for the Use), and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.
10.SURRENDER OF PREMISES.
(a)    Surrender. Upon the expiration of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, Tenant shall surrender possession of the Premises, including the generator, to Landlord and deliver all keys, computer cards or codes and other entry devices to the Premises to Landlord and make known to Landlord the combinations of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, except for ordinary wear and tear and items which are at the end of their useful life, and except for loss or damage by fire or other casualty or condemnation (to the extent Tenant is not required to restore pursuant to Section 17 of this Lease), failing which Landlord may restore the Premises and such equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord within thirty (30) days following written demand. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be permitted to surrender the Premises with any improvements and alterations in place as of the Effective Date, or which are to be performed to separate the Premises from the balance of the Building, including, without limitation, any stairwells and accessways within the interior of the Premises. Additionally, the generator shall be surrendered “as is” and Tenant shall have no obligation to place the generator in working order, or otherwise perform any repair or replacement to the generator (including its component parts) at the end of the Term.

(b)    Ownership of Improvements. All installations, additions, partitions, hardware, fixtures and improvements, temporary or permanent (including Tenant Alterations), except movable furniture and equipment and other personal property or trade fixtures belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall, upon the expiration or termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, become Landlord's property and shall remain upon the Premises, all without compensation, allowance, or credit to Tenant. Further, Tenant shall not be required to close any staircases, slides, or other openings/connections between floors within the Premises which are in place as of the Commencement Date.
(c)    Removal of Personal Property. Upon the expiration or termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, Tenant shall remove from the Premises Tenant's furniture, machinery, safes and other items of movable personal property of every kind and description and Tenant's trade fixtures, and Tenant shall restore any damage to the Premises or the Project caused thereby, failing which Landlord may do so and thereupon the provisions of Section 19(b)(iv) shall apply. Notwithstanding anything to the contrary, upon at least sixty (60) prior written notice to Landlord, Tenant may have a period of up to thirty (30) days after the Expiration Date (or earlier termination of the Term) to remove its trade fixtures and equipment from the Data Center, at the then applicable Rent for the Premises (and if such period shall extend beyond thirty (30) days at the holdover rate), provided, however, Tenant shall be responsible to maintain the insurance coverage required under this Lease during the Data Center removal period and comply with all other obligations under the Lease.
(d)    Survival. Without limitation of any other obligations of Tenant which shall survive the expiration or termination of this Lease, all obligations of Tenant under this Section 10 shall survive the expiration or earlier termination of this Lease.
11.HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the expiration or termination of the Lease by lapse of time or otherwise or after the earlier termination of Tenant's right of possession, Tenant shall pay to Landlord as Rent during such holdover period an amount equal to one hundred fifty percent (150%) of the Monthly Rent on a per diem basis, plus Additional Rent at the standard rates set forth in this Lease. No occupancy by Tenant after the expiration or other termination of this Lease shall be construed to extend the Term. The provisions of this Section 11 shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity.
12.RULES AND REGULATIONS. Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 13 hereof and elsewhere in this Lease and agrees, for itself, its employees, agents, invitees, licensees and contractors, to accept and comply with the rules and regulations set forth in Exhibit D attached to this Lease, and elsewhere in this Lease, and such other rules and regulations as may be adopted from time to time by Landlord pursuant to Section 13(o). The rules and regulations in Exhibit D and all other rules and regulations made in accordance with this Lease are intended and shall be construed to supplement and not limit or restrict in any way any of Landlord's rights or Tenant's obligations contained in Section 13 or any other Section of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce any of said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person. Whenever the provisions of Exhibit D provide that Landlord’s consent is required, Landlord agrees that Landlord’s consent shall not be unreasonably withheld, conditioned or delayed.
13.RIGHTS RESERVED TO LANDLORD. Landlord reserves and shall have the following rights, each of which shall, unless expressly provided otherwise (including, without limitation, in Section 9(c) of this Lease), be exercisable without notice and without liability of Landlord, its constituent members, or any of their respective agents, partners or employees, to Tenant for damage or injury to property, person or business or for loss or interruption of business, or for any other matter, and without effecting an eviction or disturbance of Tenant's use or possession, in whole or in part, actual or constructive, or giving rise or entitling Tenant to any claim for set-off, abatement or reduction of Rent or relieving Tenant from the performance of or affecting any of Tenant's obligations under this Lease:
(a)    To change the name or upon not less than forty-five (45) days' notice, the street address of the Building.
(b)    install and maintain or remove signs on the exterior and interior of the Building and the Project.
(c)    To prescribe the location and style of the suite number and identification sign or lettering for the Premises.
(d)    To retain at all times, and to use in appropriate instances, pass keys and other entry devices for all doors into and within the Premises.
(e)    To grant to anyone the right to conduct any business or render any service in any part of the Project, subject to the provisions of this Lease regarding access to the Premises.
(f)    With the exception of the Tenant’s Data Center, which shall be governed by Section 43, to enter the Premises for supplying services to be provided to Tenant hereunder, or in the exercise of Landlord's rights hereunder, and upon reasonable prior notice (except for routine services to be performed by Landlord hereunder, or where this Lease otherwise permits entry without notice or in the event of an emergency, in which case immediate entry shall be permitted) for other reasonable purposes.
(g)    To require all persons entering or leaving the Project or any part thereof during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise and to establish their right to enter or leave in accordance with Landlord's security controls. Landlord shall not be liable in damages or otherwise for any error with respect to admission to or eviction or exclusion from the Project or any part thereof of any person. Notwithstanding anything contained herein to the contrary, in case of fire, casualty, invasion, insurrection, mob, riot, act of terrorism, act(s) of god, declared state of emergency, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Project or any part thereof during the continuance of the same, halt elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures reasonably deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Project or the protection of the Project and the property in or about the Project, subject, however, to Section 42 regarding Tenant access. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord from time to time.
(h)    To control, restrict and prevent access to any areas of the Project, provided that reasonable access to the Premises shall be maintained.
(i)    Subject to Section 42 and Section 9(c), to rearrange, relocate, enlarge, reduce or change corridors, exits, elevators, stairs, lavatories, doors, entrances in or to the Building, and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Land or the Project or any part thereof, excluding the Premises, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Land or the Project in conjunction with any adjoining or adjacent building or buildings or pedestrian ways, now existing or hereafter constructed, provided that Landlord uses good-faith, reasonable efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant's business. In that regard, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations to enter upon the Premises upon and subject to the notice requirements set forth in Section 9(c) and take into and upon or through any part of the Project, including the Premises (other than the Data Center, except as set forth herein), all materials that may be required to do such work or make such decorations, repairs, alterations, improvements or additions, and in connection with any of the foregoing, to close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord. Landlord may, at its option, do any such work and make any such decorations, repairs, alterations, improvements and additions in and about the Project and the Premises (other than the Data Center except as set forth herein) during ordinary business hours and, if Tenant desires to have the same done during other than ordinary business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.
(j)    To establish controls for the purpose of regulating all property and packages to be taken into or removed from the Building and Premises.
(k)    To regulate delivery of supplies and services in order to ensure the cleanliness and security of the Project and to avoid congestion of the loading docks, receiving areas and freight elevators.
(l)    To approve the weight, size and location of safes, vaults, books, files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord.
(m)    To show the Premises (with the exception of the Data Center which shall be controlled by Section 42) to prospective tenants at reasonable hours during the last twelve (12) months of the Term or to prospective mortgagees, ground lessors or purchasers of the Land or Building or both at any time and, if vacated or abandoned, to show the Premises to prospective tenants at any time and to demolish, alter, remodel or otherwise prepare the Premise for re-occupancy. The Premises shall not be deemed vacated or abandoned for so long as Tenant is operating the Data Center from the Premises. Tenant shall have the right to have a representative present during any entry into the Premises.
(n)    To erect, use and maintain concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises, in walls, below the floor and above the suspended ceiling, subject to the provisions of Section 9(c) and Section 42.
(o)    From time to time to make and adopt such reasonable rules and regulations, in addition to or as an amendment to the rules and regulations contained in Exhibit D attached to this Lease or other Sections of this Lease, or adopted pursuant to this or other Sections of this Lease, for the use, entry, operation or management of the Premises or the Project or for the protection or welfare of the Project or its tenants or occupants, or any property therein, as Landlord may reasonably determine, and Tenant agrees to accept, abide by and comply with all such reasonable rules and regulations of which Tenant has received written notice. If any rules and regulations conflict with any rights expressly granted to Tenant under the terms and provisions of this Lease, the terms and provisions of this Lease shall control. In no event shall newly instituted rules and regulations materially and adversely diminish Tenant’s rights under this Lease or materially increase Tenant’s obligations. Landlord shall not apply rules and regulations disproportionately among the occupants of the Project.
(p)    To designate and/or approve, prior to installation, all types of window shades, blinds,

drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises, provided, however, any replacements of the foregoing which are in-place as of the Commencement Date, including the installation of new items which are substantially similar to the in-place installations, shall not require any Landlord approval.
14.ALTERATIONS.
(a)    Consent; Conditions. Tenant shall not perform any Tenant Alterations without first obtaining the prior written consent of Landlord, which shall not unreasonably be withheld, conditioned or delayed. Without limitation of the foregoing, Landlord may impose reasonable conditions with respect to Tenant Alterations as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish to Landlord for its approval prior to commencement of any work or entry by Tenant's contractors into the Premises or the Building, insurance against liabilities which may arise out of the Tenant Alterations, and plans and specifications and permits necessary for the Tenant Alterations; provided Landlord agrees that no bond for any Tenant Alterations shall be required so long as Tenant is Commvault Systems, Inc. or any Permitted Transferee (as defined below). All Tenant Alterations and other work shall be subject to the terms of the Work Letter. Notwithstanding the foregoing, Tenant shall be permitted to make Minor Alterations without Landlord’s prior consent, provided Tenant complies with Laws in its performance of the Minor Alterations. Landlord may require Tenant to restore any Tenant Alteration to the condition of the Premises as of the Commencement Date only in accordance with the provisions of Section 3(c) of the Work Letter.
(b)    Contractors. Tenant Alterations shall be done at Tenant’s expense by agents or contractors hired by Tenant who are reasonably acceptable to Landlord and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants, contractors or service providers at the Building, or at Landlord’s election (except in connection with any Tenant Alterations to the Data Center which require specialty vendors specific to the operation and maintenance of the Data Center), by contractors designated by Landlord, provided that such contractors prices are competitive for similar work in the marketplace. Before employing any such contractors, Tenant shall submit to Landlord the names and addresses of such contractors.
(c)    Costs; Mechanic Liens. Tenant shall promptly pay the cost, when due, of all Tenant Alterations. In addition to the cost of such Tenant Alterations, if any such Tenant Alterations are not Minor Alterations, Tenant shall also pay to Landlord or to Landlord's property manager or other designated agents, as Landlord shall direct, an amount equal to up to four percent (4%) (3% oversight plus professional review fees up to 1%) of all of hard costs of all such Tenant Alterations, as a coordination and management fee allocable to the Tenant Alterations. The foregoing coordination and management fee shall not be applicable or payable by Tenant for any Minor Alterations or the Tenant’s Work performed prior to the Commencement Date. Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services and materials sufficient to waive all rights to liens under the New Jersey Mechanic's Lien law arising from the work done. Tenant shall not permit any lien or claim for lien of any mechanic, labor or supplier or any other lien to be filed against the Building, the Land or the Premises or any part thereof, arising out of any Tenant Alterations or other work performed or alleged to be performed, by or at the direction of Tenant other than by Landlord. If any such lien or claim for lien is filed, Tenant shall, within thirty (30) days of receiving notice of such lien or claim, (i) have such lien or claim for lien released of record, or (ii) deliver to Landlord a bond or other security in form, content, and amount satisfactory to Landlord relative to such lien or claim for lien (whereupon, in the case of this subclause (ii), Tenant shall thereafter diligently contest such lien or claim for lien). Without limitation of the foregoing, Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Parties from and against any such lien or claim for lien, and the foreclosure or attempted foreclosure thereof, and Tenant shall cause any such lien to be released of record, in any event, prior to final enforcement thereof. If Tenant fails to take the actions described in subclause (i) or subclause (ii) above, then Landlord or Landlord's property manager, without investigating the validity of such lien or claim for lien, may pay or discharge the same, and Tenant shall, as payment required therefor hereunder, reimburse Landlord or Landlord's property manager within thirty (30) days of written demand for the payment so made by Landlord or Landlord's property manager, including Landlord's or Landlord's property manager's reasonable expenses and attorneys' fees related thereto.
(d)    General. Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the other Landlord Parties, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, caused by Tenant Alterations. All Tenant Alterations done by Tenant or its contractors, including work done pursuant to Section 9, shall be performed in a first-class, workmanlike manner using only good grades of materials and shall comply with all insurance requirements of Landlord and all Laws. Within thirty (30) days after substantial completion of any Tenant Alterations by or on behalf of Tenant, Tenant shall furnish to Landlord, in electronic form, “as built” drawings of such Tenant Alterations to the extent such drawings are customarily prepared for alterations of the nature of the applicable Tenant Alterations. All Tenant Alterations shall be performed in accordance with Landlord’s Construction Rules (as defined in the Work Letter). In no event shall any supervision or right to supervise by Landlord, nor shall any approvals given by Landlord hereunder, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of the Tenant Alterations, or impose any liability upon Landlord in connection with the performance of such work. Notwithstanding the foregoing, Tenant shall have the right to make Tenant Alterations which qualify as Minor Alterations without the consent of Landlord.
15.ASSIGNMENT AND SUBLETTING.
(a)    Prohibitions. Tenant shall not (w) assign, transfer, mortgage, pledge, hypothecate, encumber or subject, or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (x) allow to exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law, (y) sublet the Premises or any part thereof, or (z) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than Tenant and Tenant's employees, guests and invitees, without, in each case, first obtaining Landlord’s prior written consent, which shall be in Landlord’s reasonable discretion. In the event that Tenant shall desire to assign this Lease or sublease the Premises, Tenant shall submit in writing a notice, which shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine the financial responsibility and character and the nature of the business of the proposed assignee or subtenant. Landlord shall endeavor to provide a consent or denial of consent within fourteen (14) days of receipt of written request from Tenant, and if Landlord does not provide a response, Tenant may submit a follow up request which Landlord shall respond to within seven (7) days of Tenant’s delivery of the same, provided under no circumstance shall Landlord’s failure to respond result in any deemed consent. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.
(i)    Permitted Transfers. Notwithstanding anything to the contrary contained herein, Landlord’s consent shall not be required in the event of any assignment of this Lease or sublet of all or any portion of the Premises by Tenant pursuant to any of the following (each, a “Permitted

Transfer”), and no profit sharing, or termination right shall be triggered by the transfer of ownership or controlling interest in Tenant to any entity (A) which is an Affiliate (as hereinafter defined) of Tenant; (B) into or with which Tenant or Tenant’s parent company is merged or consolidated; (C) which acquires a non-controlling interest in Tenant or Tenant’s parent company;
(D)    which acquires all or substantially all of Tenant’s shares, membership interests or partnership interests; or (E) which acquires all or substantially all of Tenant’s or Tenant’s parent company’s assets by purchase, merger or other means, (each of the parties described in clauses (A) through
(E)    above shall be referred to herein as a “Permitted Transferee”), provided (x) Tenant gives reasonable prior notice to Landlord of the assignment, sublet or transfer of control, or in the event advance notice is not permitted by Law or any confidentiality requirement, as soon as is reasonably possible after the effective date of the Permitted Transfer; (y) if an assignment, such assignee assumes the obligations of Tenant under this lease; and (z) in connection with an assignment of this Lease, the assignee has a net worth of not less than the net worth of the original named Tenant as of the day immediately prior to the date of this Lease and the assignee is otherwise sufficiently financially responsible to perform its obligations under this Lease. If permitted by Laws or such applicable transaction agreement, Tenant must notify Landlord at least ten (10) days in advance of any transaction with a Permitted Transferee and provide the appropriate documentation setting forth the nature of the transaction or any such further information or documentation reasonably requested by the Landlord, provided if such transaction documentation includes confidential terms prohibiting the foregoing notice, Tenant shall deliver notice to Landlord as soon as reasonably practicable following such transaction. An “Affiliate” is an entity controlled by Tenant, which controls Tenant, or is under common control with Tenant.
(ii)    Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (A) Tenant is then in Default under this Lease; (B) any notice of termination of this Lease or termination of Tenant's right of possession has been given under Section 19; (C) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises is of (I) such nature that it will violate any applicable Law, or (II) such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi-tenant floor within the Building; (D) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 6 hereof, or will violate any applicable Law, will impose any obligation upon Landlord in excess of Landlord’s obligations under this Lease or increase Landlord's obligations under or cost of compliance with any Laws, or will violate any exclusive right Landlord has granted to any tenant of any part of the Project (provided that ordinary office use shall be deemed not to violate the foregoing with respect the office portions of the Premises); (E) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Project, Landlord or any of the constituent members of Landlord; (F) in the reasonable judgment of Landlord, the proposed assignee or subtenant does not have sufficient financial worth to perform its obligations under this Lease in the event of a proposed assignment or the applicable sublease agreement in the event of a proposed sublease, or such proposed assignee’s or subtenant’s creditworthiness or financial standing is less than that of Tenant; (G) the proposed assignee or subtenant is a government (or subdivision or agency thereof); or (H) the proposed assignee or subtenant is an occupant (or affiliate thereof) of the Building or is a person or entity (or affiliate thereof) Landlord is then dealing with or has dealt with during the prior twelve (12) months with regard to leasing of space in the Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant factors in determining whether to give or withhold its consent. Tenant agrees that all advertising (except with respect to the rental rate) by Tenant or on Tenant's behalf with respect to the assignment of this Lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication.
(iii)    If Tenant (as Tenant or debtor-in-possession) shall assign this Lease or sublet the
Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess rent or other consideration immediately upon receipt under any such assignment or, in the case of a sublease, (A) on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, fifty percent (50%) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, fifty percent (50%) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a Rentable Area basis to the space sublet), and (B) immediately upon the receipt thereof, fifty percent (50%) of any and all other consideration realized by Tenant from such subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein. This subsection (iii) shall not apply in the event of a Permitted Transfer.
(b)    Continuing Liability.    No assignment, subletting, use, occupancy, transfer or
encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation under this Lease except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing, and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all reasonable out-of-pocket costs, charges and expenses incurred by Landlord or Landlord's property manager, including, without limitation, reasonable attorneys' fees and expenses, in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.
16.WAIVER OF CERTAIN CLAIMS, INDEMNITY.
(a)    General Waiver. In addition to and without limiting or being limited by any other releases or waivers of claims in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other's respective agents, members, partners, shareholders, officers and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building and their contents), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 22 hereof. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.
(b)    Indemnity. Subject to the waivers and releases provided in Section 16(a), in addition to and without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law and except to the extent arising from the negligence or willful misconduct of Landlord, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord, and hold Landlord and the Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, actions, demands, claims, liens, costs and expenses, including court costs and reasonable attorneys' fees and expenses, in connection with injury to or death of any person or with respect to damage to or theft, loss or loss of the use of any property, occurring in or about the Premises or the Project arising from Tenant's occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other negligent act or omission or willful misconduct of Tenant, or any of its employees, agents, licensees, invitees or contractors. For purposes of this Lease, Tenant shall only be liable for invitees while such parties are within the Premises.
(c)    Waiver. To the extent permitted by law, and without limiting Tenant’s rights in Section 42, Tenant releases Landlord and the Landlord Parties from, and waives all claims for, damage or injury to person or property sustained by the Tenant resulting from any accident in or about the Project or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, except where resulting from the neglect or willful act of Landlord or any of the Landlord Parties. Landlord and Tenant each hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of any injury or damage occurring at or about the Building or this Lease.
(d)    Landlord's Negligence. No agreement of Tenant in this Lease shall be deemed to exempt Landlord from liability or damages for injury to persons caused by or resulting from the negligence or willful misconduct of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.
17.DAMAGE OR DESTRUCTION BY CASUALTY.
(a)    Termination of Lease; Repair by Landlord. If the Premises or the Building is damaged by fire or other casualty, and if such damage does not render all or a substantial portion of the Premises or the Building untenantable (as hereinafter defined) (including Tenant being unable to access the Premises), then Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building and the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the core and shell of the Building and the Premises, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right only if the damage was not caused by the neglect or willful act of Tenant, its agents, employees, contractors, or invitees, and only if all or a substantial portion of the Premises is rendered untenantable) shall have the right to terminate this Lease as of the date of notice of such election by giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate), provided Landlord agrees that it shall not terminate this Lease if there is no damage to the Premises unless it is terminating similarly situated office leases in the Building. Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building or the Premises so as to render the

Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if such repairs and restoration are not completed by a date (“Outside Date”) which is twelve (12) months after the date of such fire or other casualty (or ninety-five (95) days after the expiration of the time period estimated by Landlord as aforesaid), if longer than two hundred seventy (270) days and neither party terminated this Lease as permitted), which Outside Date shall be extended (as to Tenant's ability to terminate only) by all periods of delay attributable to the acts or omissions of Tenant or Tenant's agents, employees or contractors for any reason whatsoever, then either party may terminate this Lease, effective as of the date of notice of such election, by giving written notice to the other party within the thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration (but Tenant shall again have such right only if the damage was not caused by the neglect or willful act of Tenant, its agents, employees, contractors, or invitees, and only if all or a substantial portion of the Premises was rendered untenantable). Notwithstanding anything to the contrary set forth herein, Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of Tenant's Alterations or any other improvements, additions or alterations made by or on behalf of Tenant in the Premises, including improvements performed by Landlord pursuant to this Lease (if any). Further, notwithstanding anything to the contrary set forth herein; (i) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee (as hereinafter defined) applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration, and if in such event Landlord notifies Tenant that it will not repair or restore the Premises or the Building, or (ii) if any such damage rendering all or substantial portion of the Premises or Building untenantable shall occur during the last year of the Term; in the case of (i) or (ii) either party (but (x) as to Tenant's right, only if all or a substantial portion of the Premises is rendered untenantable, and only if such damage was not caused by the neglect or willful act of Tenant, its agents, employees, contractors or invitees, and (y) as to Landlord’s right, if the Premises shall not have been damaged, only if Landlord is also terminating similarly situated office leases in the Building) shall have the option to terminate this Lease by giving written notice to the other within thirty (30) days after the date Tenant has received such notice form Landlord as to (i) or thirty (30) days after the date such damage occurred as to (ii), and if such option is so exercised, this Lease shall terminate as of the date of such notice. For purposes hereof, “substantial portion” means at least fifteen percent (15%) of the Premises, or any portion of the Data Center that renders Tenant’s ability to operate its business from the Premises impractical.
(b)    Repair by Tenant. If this Lease is not terminated pursuant to this Section 17, Tenant shall, in accordance with Section 14, proceed with reasonable promptness to repair and restore all Tenant's Alterations and all other alterations, additions and improvements in the Premises, other than any repairs or restoration required to be made by Landlord pursuant to Section 17(a) above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. Tenant agrees and acknowledges that Landlord shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises, to the extent Landlord is obligated under this Section 17 to repair or restore damage to those items covered by such insurance or if this Lease terminates.
(c)    Untenantability. As used in this Lease, the term “untenantable” means reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything contained to the contrary in this Section 17, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then following such time as Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this Section 17), or if Tenant continues to actually occupy the subject portion of the Premises.
(d)    Core and Shell. The term “core and shell” shall include all base Building improvements at the Building or within the Premises (as the case may be), but specifically excludes any work related to tenant improvements constructed or to be constructed by or for Tenant or other tenants or installed within the Premises or within any other tenant's premises.
18.EMINENT DOMAIN.
(a)    Substantial Taking. If the entire Project or the entire Building, or a substantial part of either of them, or any part of the Project which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, the taking or damaging of which would, in Landlord's opinion, prevent the economical operation of the Project, or if the grade of any street or alley adjacent to the Land or the Building is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking, damage, change of grade or closing, Landlord shall have the right to terminate this Lease upon written notice to Tenant given not less than ninety (90) days prior to the date of termination designated in the notice. If any of the events described herein occurs, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.
(b)    Taking of Part. In the event a part of the Building or the Premises is taken or condemned by any competent authority and this Lease is not terminated as provided in Section 18(a) above, the lease shall be amended to reduce or increase, as the case may be, the Monthly Rent to reflect the square footage of the Premises or Rentable Area of the Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale), shall make necessary repairs and restorations to the Premises (exclusive of any Tenant's Alterations, or any other improvements made by or on behalf of Landlord or Tenant) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.
(c)    Compensation. Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord, so long as there is no diminution of Landlord's award as a result, and subject to the rights of any ground lessor or mortgagee of Landlord with respect thereto.
19.DEFAULT; LANDLORD'S RIGHTS AND REMEDIES.
(a)    Default. The occurrence of any one or more of the following matters constitutes a “Default” by Tenant under this Lease:
(i)    Failure by Tenant to pay any Rent or any money required to be paid by Tenant under this Lease when due, if such failure continues for five (5) business days after receipt of written notice from Landlord that such payment is past-due (provided notice shall not be required to be provided more than two times in a calendar year, and such default shall be from five (5)

business days beyond the date due);
(ii)    Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Section 15; provided Tenant shall have ten (10) days to cure defaults related to notice to Landlord or such other procedural matter;
(iii)    Failure by Tenant to promptly commence and diligently pursue to completion cure after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of applicable Law or of this Lease;
(iv)    Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24 of this Lease, within the time required therefor in accordance with such Sections;
(v)    Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such thirty (30) day period shall be extended for the time reasonably required to complete such cure (not to exceed, in any event, an additional thirty (30) day period) if such failure cannot reasonably be cured within said thirty (30) day period and Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently and continuously proceeds to cure such failure;
(vi)    The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within twenty (20) days from the date of such filing (but without limiting Tenant's rights to remove or to bond over or provide other security with respect to mechanic's liens, as expressly provided in Section 14(c) above);
(vii)    Tenant vacates the Premises while failing to pay Rent;
(viii)    Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;
(ix)    A trustee or receiver is appointed for Tenant or for a major part of its property, without Tenant's application therefor or consent thereto, and is not discharged within sixty (60) days after such appointment;
(x)    Any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant, or (B) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or
(xiv)    Tenant breaches any of the warranties or covenants contained in Section 28(v) (Anti-Money Laundering/International Trade Law Compliance) of this Lease, or if any of the representations contained in such section are false.
(b)    Landlord's Rights and Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity:

(i)    Landlord may, by written notice to Tenant, declare this Lease terminated and the Term ended, in which event, this Lease and the Term will cease and terminate, but Tenant will remain liable for all obligations then existing and arising during the balance of the Term as if this Lease had remained in full force and effect;
(ii)    Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice, and/or Landlord may, without further notice, re-enter the Premises and dispossess, by summary proceedings or otherwise, Tenant and all other occupants of the Premises and remove their effects and Tenant will have no further claims or rights under this Lease. No re-entry, commencement of any action for re-entry or recovery of possession will be construed as an election to terminate this Lease and will not absolve or release Tenant from any of its obligations then existing or for the remainder of the Term. All property removed from the Premises may be stored in a public warehouse or elsewhere at the cost and risk of Tenant, and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby;
(iii)    Landlord may terminate and/or remove any Tenant signage installed, or rights of Tenant to signage at the Premises, Building and/or Project without terminating this Lease, whereupon the right(s) of Tenant to signage at the Premises, Building and/or Project or any part thereof shall cease on the date stated in such notice and Landlord may remove any Tenant signage installed;
(iv)    Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, distraint for rent, injunctive relief, recovery of all money due or to become due from Tenant under any of the provisions of this Lease and recovery of damages incurred by Landlord by reason of the Default; and
(v)    Landlord may cure or correct such Default (or cause such cure or correction to occur) or take steps to perform (or cause to be performed) any covenant, agreement, condition or provisions of this Lease, and all costs and expenses incurred by Landlord, or Landlord's property manager or other designated representative, in so doing (including reasonable attorneys' fees), shall be paid by Tenant to such party upon demand. Landlord's proceeding under the rights reserved to Landlord under this Section 19(b)(iv) shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of that or any other Default.
(c)    Surrender. If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of Section 19(b), subject to Landlord’s compliance with Laws, Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with (if Tenant is in occupancy of the Premises) process of law.
(d)    Termination of Right of Possession. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, as provided for by subparagraph (ii) of Section 19(b), then Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid , and all reasonable costs and expenses, including, without limitation, court costs and reasonable attorneys' fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover from Tenant from time to time, and Tenant shall remain liable for, all Rent and all other additional sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts as required by applicable Law to relet the Premises for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease), in such portions and upon such terms as Landlord in Landlord's sole, yet reasonable, discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building. Also, in any such case, Landlord may make (or cause to be made) repairs, alterations and additions in or to the Premises and redecorate (or cause to be redecorated) the same to the extent deemed by Landlord reasonably necessary or desirable, and in connection therewith Landlord may change (or cause to be changed) the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with the reasonable and customary expenses of reletting incurred by Landlord, its property manager or other designated agent. Landlord may collect the rents from any such reletting and shall apply the same first to the payment of the expenses of reentry, redecoration, repair, alterations and reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent, if any, due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to such a credit against Rent in excess of the aggregate sum (including Monthly Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.
(e)    Termination of Lease. In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 19(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date , as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all reasonable costs and expenses, including, without limitation, court costs and reasonable attorneys' fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover an amount equal to the present value (calculated using a discount rate equal to six percent (6%) per annum) of the aggregate Monthly Rent and Additional Rent payable for the period from the termination date stated in Landlord's notice terminating this Lease until the date which would have been the Expiration Date but for such termination, less the present value (calculated using a discount rate equal to six percent (6%) per annum) of the fair rental value of the Premises for the same period (which fair rental value shall be calculated so as to include a reasonable vacancy period for reletting the Premises and deductions for reasonable expenses and inducements incurred by Landlord to achieve such reletting, including without limitation attorneys' fees and expenses, brokerage fees, advertising costs, rent abatements, tenant improvement allowances and the like).
(f)    Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at any time and from time to time, including at the time of the reletting or termination,

or in a single action or in separate actions, from time to time, as such loss of rents or damages accrues (Tenant hereby agreeing that any suit brought by Landlord at any one time to collect such rents or damages will not prejudice Landlord’s right to collect any other rents or damages in subsequent separate actions from time to time). In addition to all other rights and remedies of Landlord under this Lease, upon and following a Default, Tenant will pay to Landlord, at any time and from time to time upon demand, any and all actual reasonable costs whatsoever (including actual reasonable attorneys’ fees, litigation expenses and court costs) incurred by Landlord in connection with the enforcement of this Lease and of Landlord’s rights and remedies (and regardless of whether any lawsuit, action or other proceeding is commenced).
(g)    Tenant's Property. In the event Tenant has not removed Tenant’s Personalty (as hereinafter defined) on or before the Expiration Date or earlier termination date, Tenant shall be provided at least thirty (30) days after receipt of written notice from Landlord to remove Tenant’s Personalty from the Premises. All of Tenant’s Personalty required to be removed by Tenant at the end of the Term which remains on the Premises after the expiration of the time period provided in Landlord’s written notice shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Premises by Landlord at Tenant’s expense.
Notwithstanding anything to the contrary contained in this Lease, Landlord claims no interest in or lien upon any of the Tenant’s equipment comprising of servers, stacks and other data handling and storage equipment within the Data Center (collectively, the “Tenant’s Personalty”), whether arising under the Lease, provided by applicable Laws or otherwise, and agrees not to assert any statutory or possessory liens or right of levy, distraint or execution against Tenant’s Personalty for Rent or other sums due, or to become due.
(h)    Bankruptcy Acceptance or Rejection. If Landlord shall not be permitted to terminate this Lease or Tenant's right of possession of the Premises under the Bankruptcy Code, Tenant on behalf of itself as a tenant-in-possession or on behalf of any bankruptcy trustee for Tenant (alternatively referred to as “Tenant” in this Section 19(g)) agrees, within sixty (60) days after request by Landlord to the bankruptcy court having jurisdiction over Tenant's bankrupt estate (the “Bankruptcy Court”) or such longer period of time provided under the Bankruptcy Code or the Bankruptcy Court, to assume or reject this Lease.
Tenant's right to assume this Lease as aforesaid shall be expressly conditioned upon Tenant fully satisfying the requirements under Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time. In no event after such assumption of this Lease shall any then-existing Default remain uncured for a period in excess of the earlier of ten (10) days or the time period for curing the underlying default as set forth herein. Failure to cure such default within such time shall constitute a Default hereunder.
Landlord and Tenant agree that adequate assurance of performance of this Lease, as set forth in Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time, with respect to any monetary Default under this Lease, shall be in the form of cash or immediately available funds in an amount equal to at least the amount of such monetary Default so as to assure the Landlord that it will realize the amount of such Default.
If Tenant assumes this Lease and proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under this Lease, shall be given to Landlord by Tenant within twenty (20) days after receipt of such offer by Tenant and in no event later than ten (10) days prior to the date that Tenant shall make application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment. In addition, Landlord shall thereupon have the right of first refusal, to be exercised by notice to Tenant given within ten (10) days prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of any consideration to be paid by such person or entity for the assignment of this Lease.
Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment; provided, however, that any options to renew or extend the Term of this Lease, and any right of offer or refusal or other options or rights to lease additional space in the Building shall be terminated effective as of the date on which such petition was filed with the Bankruptcy Court. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption of this Lease on such terms. Nothing contained in this Section shall, in any way, constitute a waiver of any provisions of this Lease relating to assignment or subletting.
All monies or other considerations payable by Tenant or otherwise to be delivered to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent hereunder, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, as such Section may be amended from time to time, and be the sole property of Landlord.
From and after the date of the filing of any petition with the Bankruptcy Court, to the extent permitted by applicable law, Landlord shall have no obligation to provide any services or utilities to the Premises as herein required, unless and until Tenant shall have paid and be current in all payments or other charges therefor. Such payments and charges shall constitute administrative charges or expenses under Section 507(a)(1) of the Bankruptcy Code, as such Section may be amended from time to time.
(i)    INTENTIONALLY OMITTED.
(j)    WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM WHICH TENANT WOULD LOSE ITS ABILITY TO RAISE IF NOT RAISED IN SUCH PROCEEDING.
(k)    The rights and remedies of Landlord set forth in this Lease are in addition to every other right and remedy now or hereafter provided at law, in equity, by statute (or regulation) or otherwise, and all such rights and remedies are cumulative. No action or inaction by Landlord will constitute a waiver of a breach or Default and no waiver of a breach or Default will be effective unless it is in writing, signed by Landlord.
20.RIGHTS OF MORTGAGEES AND GROUND LESSORS.
(a)    Subordination of Lease. Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Land, the Project, any part thereof or any interest therein, may sell and lease back the Land, or any part of the Project, and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a “Mortgage,” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee.” Any such lease of the Land or other part of the Project is herein called a “Ground Lease,” and the lessor under any such lease is herein called a “Ground Lessor”). Subject to the provisions of this Section 20(a), this Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this Lease to any Mortgage and to any Ground Lease and containing such other provisions which may be requested in writing by Landlord, in each case, that do not diminish Tenant’s rights or increase Tenant’s obligations under this Lease, in each case, by more than a di minimis extent, and in all events subject to any SNDA (as hereinafter defined) then in effect, within ten (10) business days after Tenant's receipt of such written request. Prior to the Commencement Date, Landlord shall deliver to Tenant a subordination and non-disturbance or recognition agreement from the holder of any proposed mortgagee of the Project containing commercially reasonable non-disturbance or recognition terms (an “SNDA”), which Tenant shall execute prior to the Commencement Date and Landlord shall provide a copy of the fully executed SNDA upon receipt from Mortgagee. This Lease shall not be subject or subordinate to any Mortgage or Ground Lease entered into following the Commencement Date unless Tenant shall receive an SNDA from the applicable Mortgagee or Ground Lessor.
(b)    Notice of and Opportunity to Cure Defaults. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right to terminate this Lease which Tenant may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default (or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or Ground Lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate by reason of Landlord's bankruptcy. The provisions of this Section 20(b) shall be subject to any SNDA then in effect.
(c)    Rights of Successors. If any Mortgage is foreclosed, or Landlord's interest under this Lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:
(i)    No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a “Successor”) shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord's interest in this Lease, except to the extent continuing following the date on which such Successor succeeded to the interest of Landlord under this Lease, nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor, except as expressly set forth in this Lease.
(ii)    Upon request of any Successor, Tenant will attorn to such Successor, as Landlord under this Lease, on all of the terms and conditions of this Lease, subject to the provisions of this Section 20(c) and Section 20(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment provided that such instruments provide for non-disturbance for Tenant and do not diminish Tenant’s rights other than to a de minimis extent or increase Tenant’s monetary obligations in any manner or non-monetary obligations other than to a de minimis extent within ten (10) business days after receipt of a written request to do so.
(iii)    No Successor shall be bound to recognize any prepayment of more than one month’s Monthly Rent and Additional Rent, except to the extent actually received by such Successor.
(iv)    No Successor shall be bound to recognize any amendment or modification of this Lease made without the written consent of the Mortgagee or Ground Lessor (as the case may be) to the extent such consent is required under the Mortgagee’s loan documents or the Ground Lessor’s lease, as applicable, provided that no consent shall be required to memorialize an option set forth in this Lease or the exercise of any termination option expressly provided for in this Lease.
The provisions of this Section 20(c) shall be subject to the provisions of any SNDA then in effect
(d)    Subordination of Mortgage. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this Lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this Lease and containing such other provisions which may be requested in writing by such Mortgagee provided that any such provisions do not diminish Tenant’s rights other than to a de minimis extent or increase Tenant’s monetary obligations in any manner or non-monetary obligations other than to a de minimis extent, and in all events subject to any SNDA then in effect, within ten (10) business days after Tenant's receipt of such written request.
(e)    Liability of Mortgagee and Ground Lessor. Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this Lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor.
(f)    Requests by Mortgagee or Ground Lessor. Should any prospective Mortgagee or Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way change the rights and obligations of Tenant and Landlord hereunder, other than to a de minimis extent, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following written request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of this Lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten business (10) days following the request therefor.
21.INTENTIONALLY DELETED.
22.INSURANCE AND SUBROGATION.
(a)    Tenant's Insurance. Tenant shall carry insurance during the entire Term (and during any period of holdover) insuring Tenant, and insuring, for those coverages whereby Landlord and Landlord Parties are to be names as additional insured per requirements below, Landlord, Landlord's constituent members and agents, all Mortgagees and their respective agents, partners and employees, with terms, coverages and in companies satisfactory to Landlord, and Tenant will comply with all terms, conditions and requirements set forth in the Insurance Addendum attached hereto as Exhibit L.
(b)    Tenant will not do or suffer to be done, or keep or suffer to be kept anything in, upon or about the Premises which may be prohibited by Landlord’s insurance policies or any endorsements or forms attached thereto, or which increases any insurance rates and premiums on the Building. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon and about the Premises causes the rate of Landlord’s insurance on the Building to be increased beyond the rate for the least hazardous type of occupancy legally permitted in the Premises (it being agreed that Tenant’s use of the Premises for the Use shall be deemed not to violate the foregoing), Tenant will pay, as Additional Rent, the increased cost of such insurance within 30 days after a bill for such increased cost is sent to Tenant together with reasonable supporting documentation, whether or not Landlord has consented to any such act or omission. In determining whether increased premiums are attributable to Tenant hereunder, a copy of the schedule, rules books, rules or rating procedures issued by the organization making the insurance rates on the Premises or by Landlord’s insurance companies will be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Premises and the Building.
(c)    Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease will be adequate to protect Tenant against Tenant’s undertaking under the Lease.
(d)    INTENTIONALLY OMITTED.
(e)    Landlord's Insurance. Landlord shall carry during the Term hereof replacement cost property insurance on the Building core and shell (including all base Building improvements at the Building, Tenant Alterations and all other alterations, additions or improvements to the Premises) against fire and other extended coverage perils in an amount sufficient to prevent Landlord from being deemed a co-insurer of the risks insured under the policy, with such insurance to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Tenant in connection with any loss or damage covered by any such policy. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary or prudent, including, but not limited to, commercial general liability insurance and rent loss insurance, provided such coverages are consistent with market for similar properties in Monmouth County, New Jersey.
23.NONWAIVER. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord's rights under the provisions of Section 11, it is agreed that no receipt of money by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such money. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any money due, and Landlord's receipt and collection of said money shall not waive or affect any said notice, suit or judgment.
24.ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon not less than ten (10) business days' prior request by Landlord or any existing or prospective Mortgagee or Ground Lessor, Tenant shall, and Tenant shall cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant, to complete, execute and deliver to Landlord or

Landlord's designee or to any existing or prospective Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Monthly Rent and Additional Rent then required to be paid under this Lease; (c) the date to which Rent has been paid; (d) that to the best of Tenant's knowledge, Landlord is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this Lease or the parties' performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed. Tenant's failure to complete, execute and deliver such estoppel certificate within the aforesaid 10-business day period shall be deemed to be a Default under Section 19 of this Lease, if not cured within five (5) business days following Landlord’s delivery of a second notice requesting that Tenant execute and deliver such estoppel certificate to Landlord.
25.TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP. In case Tenant is a corporation or a limited liability company, (a) Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) if Landlord so requests, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing. In case Tenant is a partnership, (a) Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms, to the extent permitted by law, and (b) if Landlord so requests, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing.
26.REAL ESTATE BROKERS. Tenant and Landlord each represents and warrants to the other party that it did not deal with any broker in connection with this Lease other than the Brokers identified in Section 1(b); provided the parties acknowledge Tenant discussed this Lease with a 3rd party retained by Tenant in connection with the sale of the Property to Landlord, for which any fees payable to such 3rd party shall be paid solely by Tenant. The parties acknowledge and agree that Landlord did not enter into any agreement with any Brokers and shall have no liability to any Broker in connection with this Lease. Tenant shall indemnify, defend and hold Landlord, its agents and their respective partners and employees, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant, its agents and their respective partners and employees, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Landlord in connection with this Lease. Any representation or statement by a leasing company or other third party (or employee thereof engaged by Landlord as an independent contractor) that is made about the Premises or to the rest of the Building or the Project will not bind Landlord or modify this Lease, and Landlord will have no liability therefor except to the extent such representation is also contained in this Lease.
27.NOTICES. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered personally or by same-day courier messenger, when delivered, (b) if sent by nationally recognized overnight courier, on the first (1st) business day after deposit with said courier, (c) if mailed by United States Mail, certified or registered, postage prepaid, return receipt requested, on the date actually received or refused, or (d) solely any notice related to the day to day operations of the Building, including without limitation, related to access to the Premises, by electronic mail delivery.
If to Landlord:    {REDACTED}
With concurrent copies to:    {REDACTED}
If to Tenant:    {REDACTED}
With concurrent copies to:    {REDACTED}
or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given shall be deemed receipt. Notwithstanding the forgoing, any written notice required to be given herein related to the day to day operations of the Building including without limitation related to access to the Premises, may be given by Landlord (or its management agent) by electronic email to such party(ies) designated by Tenant from time to time responsible for the operations and maintenance of the Premises.
28.MISCELLANEOUS.
(a)    Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this Lease.
(b)    Amendment. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon a party hereto unless the same shall be in writing and signed by such party.

(c)    Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, (a) the liability of each shall be joint and several, and (b) any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this Lease, and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.
(d)    Expenses of Enforcement. In the event either party files suit to enforce the provisions of this Lease, the non-prevailing party shall pay within thirty (30) days after written demand, which shall include reasonable supporting documentation, all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of attorneys, experts, and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this Lease.
(e)    Exhibits and Riders. Exhibits and riders, if any, referred to in or affixed to this Lease are made an integral part hereof.
(f)    Approval of Plans and Specifications. Neither review nor approval by or on behalf of Landlord of any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord, any of Landlord's constituent members, or any of their respective agents, partners or employees, that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that neither Landlord nor any of Landlord's constituent members or any of its and their respective agents, partners or employees, assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.
(g)    Time of Essence. Time is of the essence of this Lease and of each and all provisions hereof.
(h)    Due Date; Interest. Except as otherwise specifically provided in this Lease, all amounts owed by Tenant to Landlord pursuant to any provision of this Lease shall be paid by Tenant within thirty (30) days after Landlord's written demand. All Rent that is not paid within five (5) days after the same is due (such Rent, “Unpaid Rent”) shall bear a one-time late fee equal to the amount of the Unpaid Rent multiplied by five percent (5%) unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged. The term “Default Rate” means the sum of the (i) rate of interest announced from time to time by JP Morgan Chase N.A. (or any successor), as its “prime rate” or “corporate base rate,” changing as and when such rate changes, or if such rate is no longer in existence, then such other “prime rate” as may be designated by Landlord, and (ii) plus four (4) percentage points. The provisions of this subparagraph shall in no way relieve Tenant of the obligation to pay Rent or any other sums due hereunder on or before the date on which payment is due, nor shall the collection by Landlord of any amount under this subparagraph impair the ability of Landlord to collect any amount under Section 19 of this Lease.
(i)    Interpretation. The invalidity of any provision of this Lease shall not, to the extent commercially reasonable, impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.
(j)    Force Majeure. Without limiting or being limited by the provisions of Section 8 or Section 13, or any of the other provisions of this Lease, Landlord shall be excused for the period of any delay in the performance of any obligation under this Lease when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder. Nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in payment due by either party pursuant to this Lease, including, without limitation, payment for Rent, or any delay in the cure of any default which is cured by the payment of money.
(k)    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
(l)    Cumulative Remedies; New Jersey Law. The rights and remedies of Landlord under this Lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity. This Lease is for the lease of space in a building located in the State of New Jersey and is declared to be a New Jersey contract, and all of its terms shall be construed according to the laws of the State of New Jersey.
(m)    Counterparts. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
(n)    Relationship. Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.
(o)    Action on Behalf of Landlord. Any service or other action or obligation which may or is otherwise required to be provided by Landlord under this Lease may be provided by Landlord, any of its constituent members, the property manager of the Building, or any agent or contractor of any of them, and the cost to Landlord of any such agent or contractor may be included in any charge to Tenant for such service (and, at Landlord's direction (at its sole election), any such other party so providing the service, action or obligation shall have the right to collect, directly from Tenant, any amounts which otherwise would have been due and owing directly by Tenant to Landlord hereunder, if Landlord had provided the same, as a separate charge therefor (i.e., not including items otherwise included as part of Additional Rent hereunder)). Except as provided in the following sentence, any right reserved to Landlord under this Lease may be exercised by Landlord, any of its constituent members, the property manager of the Building, or any agent, contractor or designee of any of them. Any notice, demand, consent or approval which may be given by Landlord under this Lease may be given only by Landlord, any constituent member of Landlord, the property manager of the Building, or any agent or attorney of any of them. Any notice which may be given by Tenant under this Lease may be given by Tenant’s attorney.
(p)    Entire Agreement. This Lease contains the entire agreement between Landlord, and Tenant with respect to its subject matter, and all negotiations, considerations, representations, understandings and agreements, oral or written, which may have been previously made between any of the foregoing parties are incorporated and merged into this Lease. In executing and delivering this Lease, Tenant has not relied on any representation, warranty or statement by Landlord, any of Landlord's constituent members, or any of their respective agents, partners or employees, which is not set forth in this Lease, including without limitation any representation as to the amount of any Additional Rent, or any component thereof, or any representation that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis.
(q)    Financial Statements. If at any time Tenant’s financial statements are not available publicly (see SEC.GOV), at Landlord's written request, Tenant shall deliver to Landlord, within ten (10)

business days after such written request, Tenant's financial statements for its most recent reporting period and for the prior year. Landlord shall not make such request more than twice during any calendar year unless such request is being made in connection with a Default by Tenant or in connection with a prospective sale, financing or refinancing of the Building, in which case there shall be no such limitation on Landlord’s ability to request, and Tenant’s obligation to deliver, Tenant’s financial statements. Such financial statements shall be certified either by a certified public accountant or authorized signatory of Tenant as being true, accurate and complete in all material respects.
(r)    Landlord Right to Perform Tenant's Duties. If Tenant fails to timely perform any of its duties under this Lease, and such failure continues for thirty (30) days after written notice from Landlord (except that no such notice or cure period shall be required in the case of an emergency, or in the case of a failure to maintain insurance required by this Lease), then Landlord shall have the right (but not the obligation), and without limiting any other rights or remedies available to Landlord, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty, together with interest thereon at the Default Rate accruing from and after the time so expended or incurred by Landlord until repaid by Tenant, shall be deemed to be additional Rent under this Lease and shall be due and payable within thirty (30) days following written demand accompanied by reasonable supporting documentation.
(s)    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, Except as may be otherwise expressly provided in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
(t)    ERISA and the Code.
(i)    ERISA and the Code Representation. Tenant represents and warrants to Landlord that neither Tenant nor any guarantor of Tenant’s obligations under this Lease is (A) a party in interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (B) a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (“Code”), with respect to a trust or the plans participating therein. Tenant shall not take any action that would cause this Lease or the exercise by Landlord or the Trust of any rights hereunder, to be a non-exempt prohibited transaction under ERISA or the Code.
(ii)    Conditions Precedent to Assignment or Sublease. Notwithstanding any contrary provision of this Lease, Tenant shall not assign this Lease or sublease all or any portion of the Premises unless such assignee or subtenant delivers to Landlord a certification (in form and content satisfactory to Landlord) disclaiming status of such assignee or subtenant (and any guarantor of such assignee’s or subtenant’s obligations) as a party in interest and a disqualified person, as provided above in Section 28(t)(i) above.
(u)    UBIT. Notwithstanding any contrary provision of this Lease, Tenant shall not sublease all or any portion of the Premises under a sublease in which the rent is based on the net income or net profits of any person, since the revenues to be received by Landlord or the Trust from time to time in connection with this Lease may, as a result of such action, be subject to the Unrelated Business Income Tax under Sections 511 through 514 of the Code.
(v)    Anti-Money Laundering/International Trade Law Compliance.
(i)    Tenant and Landlord hereby represents and warrants to the other party that, as of the date of execution of this Lease, no Covered Entity: (1) is a Sanctioned Person; and (2) either in

Covered Entity’s own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (ii) does business in or with, or derives any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(ii)    Tenant and Landlord each hereby covenants during the term of this Lease, that no Covered Entity: (1) will knowingly become a Sanctioned Person, and (2) either in Covered Entity’s own right or through any third party (i) will knowingly have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (ii) will knowingly do business in or with, or derive any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) will knowingly engage in any dealings or transactions prohibited by any-Anti-Terrorism Law; or (iv) will knowingly use any proceeds, funds or fees advanced pursuant to this agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Tenant and Landlord each further covenants that each Covered Entity shall comply with all Anti-Terrorism Laws. Tenant and Landlord shall promptly notify the other in writing upon the occurrence of a Reportable Compliance Event.
(iii)    As used in this Section:
1.“Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, and any regulation, order, or directive promulgated, issued, or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
2.“Covered Entity” means (i) Tenant or Landlord, as applicable, each of Tenant’s or Landlord’s, as applicable, subsidiaries and any guarantor of this Lease and (ii) each person or entity that, directly or indirectly, is in control of a person or entity described in clause (i) above other than any direct or indirect public shareholders. For purposes of this definition, control of a person or entity shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such person or entity or other persons or entities performing similar functions for such person or entity, or (y) power to direct or cause the direction of the management and policies of such person or entity whether by ownership of equity interests, contract or otherwise.
3.“Governmental Body” means any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
4.“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

5.“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
6.“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.
7.“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
(w)    Incorporation. Tenant agrees that it shall incorporate the requirements of Sections 28(t) (ERISA and the Code), 28(u) (UBIT), and 28(v) (Anti-Money Laundering/International Trade Law Compliance) in any sublease of the Premises.
(x)    Confidentiality. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant and its partners, officers, directors, employees, agents, real estate brokers, and sales persons and attorneys shall not disclose the terms of this Lease (except with respect to the existence of the Lease and basic generic non-economic terms (e.g., length of term, square feet, triple net, etc.) to any other person without Landlord’s prior written consent (which consent may be denied in Landlord’s sole and absolute subjective discretion), except to (i) any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns or Tenant’s audit rights, (ii) an assignee of this Lease or sublessee of the Premises, (iii) an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease, (iv) Tenant’s or Landlord’s consultants, agents, architects, or attorneys representing Tenant or Landlord in connection with this Lease, or (v) any governmental authority involved in any investigation into the compliance of the Premises or the Project with applicable law.
(y)    Digital Image; Electronic Signature. Execution and delivery of this Lease by portable document format (“PDF”) copy bearing the PDF signature of any party hereto shall constitute a valid and binding execution and delivery of this Lease by such party. Such PDF copies shall constitute enforceable original documents. This Lease and all documents to be delivered in connection with this Lease may be executed and delivered by Tenant or Landlord by electronic signature of a duly authorized officer, including, without limitation, “click through” acceptance, pursuant to the execution procedures the Tenant or Landlord may establish from time to time, and such execution and delivery shall have the same force and effect as Tenant’s or Landlord’s manual signature.
(z)    Tenant will not record this Lease or any memorandum or short form of this Lease.
(aa)    Notwithstanding anything in this Lease to the contrary, Landlord reserves the right, upon not less than thirty days’ prior notice to perform a complete Building shut down for a period not to exceed twenty-four consecutive hours (provided, however, that such notice and duration requirements will not apply in the event of an emergency), to permit Landlord to perform Building infrastructure maintenance, e.g., electrical, high voltage infrastructure maintenance, and further provided that such shut down will not result in the interruption of operation of the Data Center, which the parties shall coordinate such allocation of services including use of the Data Center to permit the shutdown of the rest of the Building.
(bb)    Cooperation. Tenant shall cooperate and assist Landlord in fulfilling the prohibition against a person of the Jewish faith engaging in prohibited work activities on the Jewish Sabbath and certain Jewish holidays by agreeing that the property management staff will, for purposes herein, also be considered employees of Tenant, and a portion of the Rent paid by Tenant to Landlord will serve as Tenant’s remuneration for such employees. The parties acknowledge and agree that the provisions of this Section 28 are not intended to create a legal obligation on Landlord or Tenant, nor will any indemnification obligations concerning Tenant’s employees otherwise provided for in this Agreement apply to the foregoing property management staff employed by Landlord. This provision in Section 28(bb) are set forth for Landlord’s religious purposes only, and will not be enforceable in any court of law or equity. Landlord may terminate these provisions on written notice to Tenant. Landlord represents and warrants to Tenant that compliance with this such rule will not result in any increased cost or other obligation to Tenant, or create any legal employer/employee relationship between Tenant and Landlord’s employees.
29.INTENTIONALLY OMITTED.
30.INTENTIONALLY OMITTED.
31.LANDLORD. The term “Landlord” as used in this Lease means only the owner of Landlord's interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord's interest in the Premises or any assignment of this Lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale, and Tenant agrees to look solely to such assignee, grantee or purchaser with respect thereto. The holder of a Mortgage (or assignment in connection with a Mortgage) shall not be deemed such an assignee, grantee or purchaser under this Section 31 unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord's interest under this Lease in lieu of foreclosure, and then subject to the provisions of Section 20. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.
32.TITLE AND COVENANT AGAINST LIENS. Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Premises or any part of the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only.
33.COVENANT OF QUIET ENJOYMENT. Landlord agrees that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, Tenant, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises, subject to the terms, covenants, conditions, provisions and agreements of this Lease, free from hindrance by Landlord or any person claiming by, through or under Landlord.
34.EXCULPATORY PROVISIONS. The liability of any Landlord under this Lease or any amendment to this Lease, or any instrument or document executed in connection with this Lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building, and the proceeds and income from the Building, Land, and Project, and no other assets of such Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which is Landlord shall have any personal liability arising from or in connection with this Lease. At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this Lease or any documents or instruments executed in connection with this Lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this Lease or any documents or instruments executed in connection with this Lease. In no event shall Landlord or Tenant be liable for any indirect, consequential or punitive damages. Notwithstanding any contrary provision in this Lease, Landlord agrees that if Tenant is a corporation, limited partnership, limited liability partnership or limited liability company, then (i) the members, managers, limited partners, shareholders, directors, officers and principals, direct and indirect, comprising Tenant shall not be liable for the performance of Tenant’s obligations under this Lease, and (ii) Landlord shall look solely to Tenant to enforce Tenant’s obligations hereunder.
35.SIGNAGE. Subject to the terms and conditions contained herein, during the Term, Tenant shall be provided with signage in the Building and Project as designed on a plan to be provided by Landlord to Tenant following Lease execution and the attached as Exhibit G, all at no initial cost to Tenant, provided that any changes to such signage during the Term shall be at Tenant’s sole cost and expense (collectively, “Signage”). Tenant shall be responsible for repair of any damage to Signage caused by Tenant or Tenant’s agents, employees, contractors or invitees. Landlord shall be responsible for the maintenance of Signage, if any (to the extent not Tenant’s responsibility as provided above). The design, size, colors and materials for the Signage shall be consistent with Landlord’s building standard requirements. In addition, Tenant shall have the right, subject to Landlord’s approval (assuming that such is visible from the multi-tenant corridor, and such approval not to be unreasonably withheld), to install and maintain, during the Term hereof, at Tenant’s expense, Tenant’s own name identification and logo signage in the Premises (“Tenant Identification Signage”). Tenant shall submit to Landlord plans and specification relative to Tenant Identification Signage, which plans and specifications shall be subject to Landlord’s reasonable approval. Tenant shall be responsible for maintenance and repair of any Tenant Identification Signage and for removal of the same at the end of the Term or of Tenant's right of possession under the Lease. As of the Commencement Date, Landlord agrees to retain Tenant’s existing signage on the exterior of the Building, provided if at any such time Landlord desires to replace the exterior signage with Landlord signage for the Building, the parties shall cooperate to relocate the Tenant exterior signage to a new location on the exterior of the Building designated by Landlord. Landlord agrees that no tenant or occupant of the Project leasing or occupying less space that Tenant shall be entitled to greater or more prominent signage than Tenant on the exterior of the Building.
36.FITNESS CENTER. To the extent that Landlord offers a fitness center to Building tenants, Tenant’s employees shall have the right during the Term to use such fitness center. Such usage shall be, at Landlord’s option, subject to payment of membership fee(s) or similar charge relative to such fitness center usage. Landlord shall have the right to require each individual who is permitted to use the fitness center, as a condition to his or her use of the fitness center, to enter into a separate agreement with Landlord pursuant to which, among other things, such individual acknowledges that neither Landlord nor any other Landlord Parties will have any liability, responsibility or obligation of any kind relating to such individual’s use of the fitness center. Use of the fitness center shall be subject to such rules and regulations as may be promulgated by Landlord therefor from time to time.

37.CONFERENCE CENTER AND TENANT LOUNGE. To the extent that Landlord offers use of a conference center, tenant lounge, and any food service, child-care center, events center, shuttle bus, public transportation or auditorium (the “Building Amenities”) to Building tenants, Tenant shall have the right to use such conference center and tenant lounge in a manner consistent with rights to use such facilities generally granted to other tenants of the Building. With respect to the Building Amenities, Tenant’s use shall be subject to prior scheduling by Landlord. Tenant shall be permitted to use the conference center at the Building six times per year without charge, with the understanding that any usage of the conference center in excess of the allotted usage shall be subject to Tenant's payment of charges for Tenant’s use of any such Building Amenity(ies), at an hourly or daily rate as determined by Landlord (which rate shall be that then provided to other tenants or occupants of the Building), provided in all cases Tenant shall be responsible for all cleaning, security, other costs associated with Tenant’s use of the conference center, and such free usage shall not include any conference space at Bell Works Holmdel. Notwithstanding anything herein to the contrary, such rates for the Building Amenities are subject to change from time to time in Landlord’s sole discretion. During such time as each of the Building Amenities are not available at the Building, Landlord shall permit Tenant to utilize such Building Amenities at its affiliate location, Bell Works Holmdel, and the use of such Building Amenities shall be subject in all respects to availability, scheduling policies and procedures, and shall be charged to Tenant at the then prevailing rates charged to tenants at Bell Works Holmdel.
38.PARKING. Tenant may park operable personal vehicles in areas of the Project designated for non-reserved parking, provided there is no interference with the access of other tenants to the Building and Project parking lots. Tenant shall be entitled to two hundred thirty six (236) non-reserved parking spaces (with the reserved spaces, four spaces per 1,000 usable square feet of office space). Notwithstanding the foregoing, Tenant shall be entitled to twenty five (25) reserved parking spaces in the location set forth in the attached Exhibit M. Subject to compliance with Laws, Tenant shall have the right to place signage on its reserved parking spaces and/or parking area and enforce its exclusive parking rights. Landlord may allocate parking spaces among Tenant and other tenants if Landlord reasonably determines such allocation is beneficial to the Project. All parking privileges will be subject to Rules and Regulations then in place, which may be amended from time to time (subject to reasonable exceptions which Landlord may reasonably approve from time-to-time). Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. If Tenant fails to comply with any of the parking requirements or otherwise creates a nuisance for other tenants at the Project as a result of Tenant’s parking (a “Parking Default”), and such Parking Default continues for more than three (3) days from Landlord’s demand to cease such Parking Default, Landlord may, in addition to any other rights, cause vehicles causing a Parking Default to be towed at Tenant’s cost without liability to Landlord. Landlord agrees that if at any time Landlord (or an affiliate or other party acting on behalf of Landlord) is performing repairs or maintenance to the parking areas utilized by Tenant, Landlord shall provide reasonable alternate parking to Tenant (at no cost to Tenant).
39.INTENTIONALLY OMITTED.
40.EXTENSION OPTION.
    (a)    Subject to the terms, provisions, covenants, and conditions of this Section 40, Tenant shall have, and is hereby granted, one (1) separate option (an “Extension Option”) to extend the Lease Term, for an additional period of five (5) years commencing on the end of the initial Term ( an “Extended Term”). The Extension Option shall be exercised by Tenant, if at all, by giving binding written notice (the “Extension Notice”) thereof to Landlord on or before, but not later than nine (9) months prior to the end of the initial Term (“Extension Option Exercise Date”). In the event that Tenant fails to deliver the

Extension Notice to Landlord by the Extension Option Exercise Date, Tenant shall be deemed to have irrevocably waived the Extension Option hereunder, and the same shall be and become null, void, and of no further force or effect, time being of the essence in the delivery of Tenant’s Extension Notice hereunder.
(b)    The Extended Term shall be on the same terms, covenants, and conditions of this Lease, excluding the provisions of this Section 40, except for the payment of Monthly Rent during the Extended Term(s). The Monthly Rent during the Extended Term shall be an amount equal to 103.5% of the Monthly Rent in the last Lease Year of the initial Term, and shall increase by 3.5% each year during the Extended Term.
(c)    It shall be a condition of Tenant's right to exercise either Extension Option that (i) neither this Lease, nor Tenant’s right to possession hereunder, shall have been terminated, (ii) Tenant is not then in Default under any of the terms, provisions, covenants, or conditions of this Lease at the time that Tenant delivers Tenant's Extension Notice or upon the commencement of the Extended Term, and (iii) Tenant is then leasing and occupying the entirety of the Premises at the time of delivery of Tenant's Extension Notice and upon the commencement of the Extended Term, (iv) if Tenant is no longer publicly traded and financials are not publicly available, Tenant shall submit current audited and certified financial statements of Tenant (unless Tenant’s financial statements are not audited, in which case reviewed and certified statements shall be acceptable) to Landlord concurrently with Tenant’s Extension Notice, and (v) there has been no material adverse change in the financial condition of Tenant, as reasonably determined by Landlord, at the time that Tenant delivers its Extension Notice or upon the commencement of the Extended Term.
(d)    In the event that Tenant exercises Tenant's Extension Option under this Section 40, Tenant agrees to execute and deliver to Landlord an amendment to this Lease setting forth the terms of such Extension Option(s) within ten (10) business days following the delivery of such amendment to Tenant hereunder.
41.LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES. Landlord and
Tenant shall enter into a commencement letter agreement (the “Commencement Letter”) in form substantially similar to that attached hereto as Exhibit F, but the failure to execute the same shall not affect either party’s rights or obligations under this Lease.
42.MATERIAL OPERATIONAL IMPACT. Notwithstanding anything to the contrary in this Lease, if Landlord’s failure to perform its obligations under this Lease or Landlord’s exercise of its rights or obligations under this Lease has a “Material Operational Impact” (as hereinafter defined) on Tenant, and such Material Operational Impact continues for five (5) consecutive days after Landlord’s receipt of written notice from Tenant, Tenant shall be entitled to an equitable per diem abatement of Rent (pro-rated in the event Tenant is able to operate within a portion of the Premises) commencing on the sixth (6th) consecutive day after Landlord’s receipt of Tenant’s written notice until the Material Operational Impact on Tenant ceases. A “Material Operational Impact” means a negligent or willful act or omission caused by Landlord, a Landlord Party, including any of Landlord’s employees, agents, contractors, or other party operating under Landlord’s authority, which (i) adversely affects, more than to a di minimis extent, access to or use of the Data Center; or (ii) results in a loss or cessation of any utility service to the Premises; or (iii) adversely affects, more than to a di minimis extent, the security of the Data Center, and as a result of any of the foregoing, Tenant is reasonably unable to operate for its Use within the Premises. Tenant shall not be permitted to abate Rent if (a) provided Landlord is not grossly negligent in its performance of the repairs or alterations, Tenant requests that Landlord perform repairs or alterations which (x) Landlord is not otherwise required to provide pursuant to the provisions of this Lease and (y) result in such disruption or such disruption is otherwise caused by Tenant’s acts or omissions; or (b) the Material Operational Impact results from a casualty or a Force Majeure event.

43.DATA CENTER. Landlord recognizes that the security and proper functioning of the Data Center is critical to Tenant’s business operations within the Building, and all possible measures shall be taken by Landlord to ensure there are no utility interruptions or diminished utility capacity to the Data Center without reasonable advance notice. In connection with the Data Center, notwithstanding anything to the contrary contained in this Lease:
(i)    Landlord and any Landlord Party, including any property manager, shall not be permitted entry to the Data Center at any time during the Term, except in the event of an emergency which risks imminent damage to the Premises, Building, and/or Project, or physical harm to persons. Notwithstanding the foregoing, Landlord shall remain obligated to contact Tenant as soon as is reasonably possible regarding any emergency and if time permits without risking further harm to persons or property, and if possible, provide Tenant with sufficient time to have a representative be present before Landlord enters the Data Center;
(ii)    Landlord shall not be permitted to perform any electrical work to the Building electric supply reasonably expected to impact the Premises without providing Tenant advance notice of the time and nature of the work;
(iii)    any contractors performing work on behalf of the Landlord which directly involve the Data Center shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed;
(iv)    {REDACTED}.
(v)    {REDACTED}
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IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the date first written above.

LANDLORD:	TENANT:

BELL WORKS TINTON FALLS URBAN RENEWAL LLC, a New Jersey limited liability company	COMMVAULT SYSTEMS, INC., a Delaware corporation

{REDACTED}	{REDACTED}